                                                                 EXHIBIT 10.8



                                 DEED OF TRUST,
                         ASSIGNMENT OF RENTS AND LEASES,
                             SECURITY AGREEMENT, AND
                                 FIXTURE FILING

                            Dated as of June 8, 1998


                                     Made by


                        ARDEN REALTY FINANCE III, L.L.C.
                                   as Grantor,

                                       to

                         COMMONWEALTH LAND TITLE COMPANY
                                   as Trustee

                               for the benefit of

                       LEHMAN BROTHERS REALTY CORPORATION
                                 as Beneficiary

                                TABLE OF CONTENTS


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
            RECITALS ...............................................................1
            GRANTING CLAUSES........................................................2

1. COVENANTS, REPRESENTATIONS AND WARRANTIES........................................5
     1.1. Payment of Mortgage Note; Performance of Other Obligations................5
     1.2. General Representations, Warranties and Covenants.........................5
            1.2.1.  Authority, Enforceability, Etc..................................5
            1.2.2.  No Defaults.....................................................5
            1.2.3.  No Litigation...................................................5
            1.2.4.  Compliance with Law, Etc........................................5
            1.2.5.  Good Title......................................................6
            1.2.6.  Covenant of Title...............................................6
            1.2.7.  Negative Pledge.................................................7
            1.2.8.  Necessary Permits...............................................7
            1.2.9.  Flood Zone......................................................7
            1.2.10. Separate Tax Lot; Assessments...................................7
     1.3. Title Insurance...........................................................7
     1.4. Recordation; Preservation of Lien.........................................8
     1.5. Taxes, Liens, and Permitted Encumbrances..................................8
            1.5.1.  Taxes...........................................................8
            1.5.2.  Liens; Permitted Encumbrances...................................8
            1.5.3.  Permitted Contests..............................................8
            1.5.4.  No Credit for Payment of Taxes or Impositions...................9
     1.6. Care of the Property......................................................9
            1.6.1.  Condition of the Property.......................................9
            1.6.2.  Alterations; Building Only......................................9
            1.6.3.  Right to Inspect...............................................10

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
            1.6.4.  Compliance with Laws and Covenants..............................10
     1.7. Insurance.................................................................10
            1.7.1.  Risks to Be Insured.............................................10
            1.7.2.  Qualified Insurers..............................................11
            1.7.3.  Policy Provisions...............................................11
            1.7.4.  Delivery of Certificates........................................12
            1.7.5.  No Separate Insurance...........................................12
     1.8. Damage to or Destruction of Property......................................13
            1.8.1.  Notice..........................................................13
            1.8.2.  Restoration.....................................................13
            1.8.3.  Application of Insurance Proceeds or Awards.....................13
     1.9. Condemnation..............................................................14
            1.9.1.  Grantor to Give Notice, Etc.....................................14
            1.9.2.  Total and Substantial Taking....................................15
            1.9.3.  Partial and Temporary Taking....................................15
     1.10. Notices Concerning the Property..........................................15
     1.11. Alterations..............................................................16
            1.11.1. Alteration Conditions...........................................16
            1.11.2. Right to Inspect................................................16
            1.11.3. Cooperation.....................................................16
     1.12. Indemnification by the Grantor...........................................17
     1.13. Expenses.................................................................17
     1.14. Monthly Escrow Deposits..................................................18
     1.15. Further Assurances.......................................................18
     1.16. Additions to Security....................................................18
     1.17. U.C.C. Security Agreement and Fixture Filing.............................18
            1.17.1. Grant of Security...............................................18

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
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
            1.17.2.  Financing Statements...........................................19
            1.17.3.  Multiple Remedies..............................................19
            1.17.4.  Waiver of Rights...............................................19
            1.17.5.  Expenses of Disposition of the Properties......................19
            1.17.6.  Fixture Filing.................................................19
     1.18. INTENTIONALLY DELETED....................................................20
     1.19. Compliance with Access Laws..............................................20
     1.20. Assignment of Rents and Grantor's Interest in Leases; Lease Covenants....20
            1.20.1.  Assignment and License.........................................20
            1.20.2.  Rights and Powers Assigned.....................................20
            1.20.3.  No Set-Off.....................................................21
            1.20.4.  Termination of License.........................................21
            1.20.5.  Right to Collect Upon Event of Default.........................21
            1.20.6.  Leases Unaffected..............................................22
            1.20.7.  Inconsistent Actions Void......................................22
            1.20.8.  Satisfaction and Release.......................................22
            1.20.9.  No Obligations.................................................22
            1.20.10. Rights in Litigation and Bankruptcy............................22
            1.20.11. Additional Lease Provisions....................................23
            1.20.12. Assignment to Beneficiary Controlling..........................25
     1.21. Environmental Covenants and Representations..............................25
     1.22. Release..................................................................26
            1.22.1.  Satisfaction of Obligations....................................26
            1.22.2.  Release of Building; Partial Releases..........................26
     1.23. Transfers, Indebtedness and Subordinate Liens............................27
            1.23.1.  Transfers......................................................27
            1.23.2.  Indebtedness...................................................27

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
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
            1.23.3.   Additional Permitted Transfers................................27
            1.23.4.   Delivery of Documents to the Beneficiary......................28
     1.24. Utility Services.........................................................28
2. EVENTS OF DEFAULT................................................................28
     2.1.  Payment Default..........................................................28
     2.2.  Material Breach of Representation and Warranty...........................28
     2.3.  Material Breach of Covenant..............................................28
     2.4.  Event of Default Under Loan Agreement....................................29
3. REMEDIES.........................................................................29
     3.1.  Legal Proceedings; Cost of Enforcement...................................29
             3.1.1. Legal Proceedings...............................................29
             3.1.2. Cost of Enforcement.............................................29
     3.2.  Acceleration.............................................................29
     3.3.  Right to Perform Grantor's Covenants, Etc................................29
     3.4.  Possession Upon Default..................................................30
             3.4.1. Surrender or Taking of Possession...............................30
             3.4.2. Entering into Possession........................................30
             3.4.3. Satisfaction of Default.........................................31
     3.5.  Sale of Property.........................................................31
     3.6.  Appointment of Receiver..................................................32
     3.7.  Trustees Authorized to Execute Deeds, Etc................................32
     3.8.  Purchase of the Property by the Beneficiary..............................33
     3.9.  Foreclosure of Personalty................................................33
     3.10. Receipt a Sufficient Discharge to Purchaser..............................33
     3.11. Sale Shall be a Bar Against Grantor......................................33
     3.12. Application of Proceeds of Sale and Other Monies.........................33
     3.13. Remedies Cumulative......................................................34

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
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
     3.14. No Waiver, Etc...........................................................34
     3.15. Cross-Collateralization; Waiver of Marshalling, Appraisal, Valuation.....34
4. CONCERNING TRUSTEES..............................................................35
     4.1.  Acts of One Trustee Valid................................................35
     4.2.  Removal and Substitution of Trustees.....................................35
     4.3.  Trustee's Compensation, Expenses, Etc....................................36
5. MISCELLANEOUS....................................................................36
     5.1.  Notices..................................................................36
     5.2.  Invalidity of Any Provision; Entire Agreement............................37
     5.3.  Amendment................................................................37
     5.4.  Parties Bound and Benefited..............................................37
     5.5.  Effect of Renewal, Amendment, Waiver, Etc................................37
     5.6.  Estoppel Certificates....................................................37
     5.7.  Headings.................................................................38
     5.8.  Pronouns.................................................................38
     5.9.  Governing Law; Service of Process........................................38
     5.10. Waiver of Jury Trial.....................................................38
     5.11. Limitation of Liability..................................................39
     5.12. Assignment to Finance Trustee............................................39
            5.12.1. Anticipated Assignment..........................................39
            5.12.2. Recognition of Finance Trustee as Beneficiary...................40
            5.12.3. Delivery of Amounts to Servicer.................................40
6. DEFINITIONS......................................................................40
     6.1.  Certain Defined Terms....................................................40

EXHIBITS

EXHIBIT A      Description of Land

               THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, AND FIXTURE FILING (this "Deed of Trust") is made and entered into as of this 8th day of June, 1998, by and between ARDEN REALTY FINANCE III, L.L.C., a Delaware limited liability company having its principal offices at 11601 Wilshire Boulevard, Los Angeles, California 90025 ("Grantor") to COMMONWEALTH LAND TITLE COMPANY (the "Trustee"), for the benefit of LEHMAN BROTHERS REALTY CORPORATION having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285 ("Beneficiary").


                                    RECITALS

        A. Beneficiary has, on or about the date hereof, made a loan (the "Loan") to Grantor in the aggregate principal amount of One Hundred Thirty-Six Million One Hundred Thousand Dollars ($136,100,000.00) pursuant to that certain Loan Agreement by and between Beneficiary and Grantor, dated as of June 8, 1998 (the "Loan Agreement"), which Loan is evidenced by the Mortgage Note (the "Mortgage Note") of even date herewith by Grantor to the order of Beneficiary (together with its successors and assigns thereto, the "Noteholder") in the aggregate principal amount of the Loan, which Mortgage Note has a final maturity date of April 16, 2028.

        B. The Grantor is the owner of, among other things, a fee interest in the twenty-two (22) parcels of land described on Exhibit A-1 through Exhibit A-22 attached hereto and incorporated herein (collectively, the "Land").

        C. On each parcel of Land is located one or more office buildings (the building or buildings located on an individual parcel of Land, whether one or more, shall be known as a "Building" and the buildings located on all twenty-two
(22) parcels of Land collectively shall be known as the "Buildings").

        D. In connection with the execution and delivery of the Mortgage Note and as additional security for the Mortgage Note, Grantor is executing and delivering this Deed of Trust for the purpose of granting, conveying, transferring and assigning to the Trustee for the benefit of the Beneficiary a first priority lien on and security interest in all of Grantor's right, title and interest in and to the Land, together with the Buildings and all other buildings, structures, parking structures, fixtures and improvements now or hereafter located or placed thereon (which Buildings and other buildings, structures, fixtures and improvements, together with any additions thereto or alterations or replacements thereof, are sometimes herein referred to as the "Improvements") and in certain other Property more fully described herein, as security for the Loan and the payment and satisfaction when due of the Obligations (as defined herein).

        E. Without limiting Beneficiary's rights otherwise to assign this Deed of Trust, the Loan Agreement, the Mortgage Note and all other Loan Documents (as defined in the Loan Agreement), all of Beneficiary's rights under this Deed of Trust, the Loan Agreement, the Mortgage Note and all other Loan Documents (as defined in the Loan Agreement) may be assigned by Beneficiary, along with mortgage loans made to other borrowers, to, among others, an institutional trustee (the "Finance Trustee") under the Pooling and Servicing Agreement (as defined in the Loan Agreement) for the benefit of the holders from time to time of certain mortgage-backed certificates (the "Certificates"), and may be serviced by a professional loan servicing company selected by Beneficiary (the "Servicer") on behalf of the Finance Trustee.

        F. A glossary of capitalized terms used herein may be found at Article VI hereof.

        NOW, THEREFORE, in order to secure: (i) payment by Grantor, as and when due, of the principal of and interest on the Mortgage Note, (ii) any Defeasance Deposits and Yield Maintenance Payments (as defined in the Loan Agreement) that may become due thereunder or under any other Loan Document, (iii) any and all other amounts that may become due and payable under the Mortgage Note, (iv) the payment of all amounts payable under this Deed of Trust, the Loan Agreement and the other Loan Documents, (v) the performance by Grantor of its covenants and agreements contained in this Deed of Trust, the Loan Agreement and the other Loan Documents, (vi) if the Securitization has occurred, the reimbursement by Grantor to Beneficiary of all sums required to be paid by Beneficiary under the Pooling and Servicing Agreement as the same may be amended, modified or supplemented (the items in clauses (i) through (vi) of this paragraph being sometimes collectively referred to herein as the "Obligations"); and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, Grantor, Beneficiary and the Trustee by these presents do hereby agree as follows:


                                GRANTING CLAUSES

        Grantor by these presents hereby grants, bargains, sells, assigns, mortgages, pledges, conveys, confirms, transfers and warrants to the Trustee, and its successors and assigns, IN TRUST for Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest of Grantor, whether now owned or hereafter acquired, and grants to the Trustee for the benefit of Beneficiary a security interest in and to, all right, title and interest of Grantor in and to the following (such right, title and interest of the Grantor being hereinafter referred to as the "Property"):

               (i) the Land described in Exhibit A-1 through Exhibit A-22 attached hereto, together with the Buildings and all other Improvements located on the Land;

               (ii) all rights and interests appurtenant to or benefiting the Land and/or the Improvements, including, without limitation, (a) all easements, rights of way, streets, ways, alleys or passages, all sewer rights, water, water courses, water rights and powers, riparian rights, and public places adjoining, benefiting or appurtenant to said Land, and any other interests in property constituting appurtenances to the Land or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto and all land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Land and (b) all hereditaments, tenements, gas, oil, minerals and mineral rights and other rights of every kind and nature whatsoever, relating to or located in, on or under the Land or the Improvements and all other rights and privileges thereunto belonging or appertaining, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter, together with the items described in Granting Clause (i) and the real property, if any, described in Granting Clause (iii) being hereinafter sometimes referred to as the "Real Property Rights");

               (iii) all real and personal property of whatever kind or nature whatsoever used or useful in the operation of the Buildings, or any of them or the other Improvements, or in any way related to the Land, the Buildings of any of them or the other Improvements, whether located on, affixed to, or attached to the Land, the Buildings or the other Improvements or otherwise related thereto or arising therefrom, and whether tangible or intangible, direct or indirect, fully matured or contingent, and all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing, including, without limitation all machinery; all equipment; all screens, window shades, blinds, storm doors and windows; all lighting, laundry, incinerating and power equipment; all engines, boilers, machines, motors, furnaces, compressors and transformers, all generating equipment; all pumps, tanks, ducts, conduits, wires, switches, fans, switchboards, and other electrical equipment and fixtures; all telephones, televisions, radios, remote control units, cable boxes, and other electronic equipment and all vending machines; all piping, tubing, plumbing equipment and fixtures; all heating, refrigeration, air conditioning, cooling, ventilating, sprinkling, water, power and communications equipment, systems and apparatus; all fire prevention, alarm and extinguishing systems and apparatus; all lift, elevator and escalator equipment and apparatus; all partitions, exterior and interior signs, gas fixtures, stoves, ovens, refrigerators, garbage disposals and compactors, dishwashers, cabinets, mirrors, mantles, floor coverings, carpets, rugs, draperies and other furnishings and furniture installed or to be installed or used or usable in any way in the operation of any Improvements or appurtenant facilities erected or to be erected in or upon any of the Land; and all sculpture, art and other artifacts; it being mutually intended, agreed and declared by the parties hereto that all items of the foregoing property that now are or hereafter become attached or affixed to any of the Land or the Improvements in such a way as to constitute them "fixtures" under applicable law (the "Fixtures"), shall, to the fullest extent permitted by law, be deemed to be and form a part of the Land and Improvements and, for purposes of this Deed of Trust, shall be deemed to be real estate subject to the lien created by this Deed of Trust;

               (iv) any and all additions and accessions to the foregoing, and all proceeds thereof, including, without limitation, proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, all Awards (as defined in Section 1.9 hereof) and other payments as a result of any Taking (as defined in Section 1.9 hereof), all Insurance Proceeds (as defined in Section 1.8 hereof), and all proceeds of the title insurance referred to in Section 1.3 hereof, together with all amounts received by the Beneficiary or the Trustee or due and payable to the Trustee or the Beneficiary pursuant to this Deed of Trust, including, without limitation, any unearned premiums or refunds of premiums on any insurance policies covering all or any part of the Land or Improvements and the right to receive and apply the proceeds of any insurance, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Land or Improvements, in accordance with the terms of this Deed of Trust;

               (v) all real estate tax refunds and credits and all awards or payments, including interest on any of them, and the right to receive the same, which Grantor may have, which may be made with respect to any of the Land or any Improvements whether from a Taking thereof or for any other injury to, decrease in the value of, or other occurrence affecting any of the Land or any Improvements, subject, in each case, to the rights of tenants under any leases or subleases of the Property to the extent such leases are not subordinate to the terms of this Deed of Trust;

               (vi) all leases and other agreements affecting the use, enjoyment or occupancy of the Land, the Buildings and the Improvements or any portion thereof heretofore or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under 11 U.S.C. Section 101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") (the "Leases"), and all right, title and interest of Grantor, its successors and assigns therein and thereunder including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all Rents (as defined in the Loan Agreements), additional rents, revenues, issues and profits (including all oil and gas and other mineral royalties and bonuses, if any) from the Land, the Buildings and the Improvements whether paid or payable under Leases or otherwise and whether paid or accruing before of after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

               (vii) all present and future licenses, contracts or other agreements relating to the ownership of the Land and/or the Improvements (including all of Grantor's rights under any contracts for the sale of any portion of the Land or the Improvements, and all revenues and royalties under any oil, gas and mineral leases relating to the Land) (collectively, the "Contracts") and revenues derived by the Grantor therefrom and otherwise from the Land and Improvements;

               (viii) all "general intangibles" (as defined the Uniform Commercial Code in effect in the State of California and, to the extent a broader definition is contained therein, in the State of New York) (the "U.C.C.") relating to any of the Land or any of the Improvements, including, without limitation, to the extent assignable, all rights relating to design, development, operation, and use of the Land or Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental agency in connection with the development, use, operation or management of any of the Land or any of the Improvements, all construction, service, engineering, consulting, architectural and other similar contracts concerning the design, construction, operation, occupancy and/or use of any of the Land or any of the Improvements, all architectural drawings, plans, specifications, soil tests, appraisals, engineering reports and similar materials relating to all or any portion of the Land or Improvements, and all payment and performance bonds or warranties or guarantees relating to any of the Land or any of the Improvements; all rights in the Lockbox Account, the Cash Collateral Account, the TI Reserve Account, the Tax and Insurance Escrow Account and any investments of Rents, rights of Grantor in the Management Agreement (as defined in the Loan Agreement), the Contribution Agreement (as defined in the Loan Agreement), Grantor's limited liability company agreement, and all rights under the Leases, all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source and business identifiers, trademark registrations and applications for registration used exclusively at or relating exclusively to any part of the Property; all renewals, extensions and continuations-in-part of the items referred to above; any written agreements granting to Grantor any right to use any trademark or trademark registration at or in connection with any part of the Property; and the right of Grantor to sue for past, present and future infringements of the foregoing; and the right in the name and on behalf of Grantor to appear in and defend any action or proceeding brought with respect to any part of the Property and to commence any action or proceeding to protect the interest of the Beneficiary in such Property;

               (ix) all "accounts," "goods," "documents," "instruments," and "chattel paper" (as those terms are defined in the U.C.C.), including, without limitation, equipment, inventory, motor vehicles, all items of personal property of the kind described in clause (iii) above, all stocks, bonds, interests in mutual funds and other investments, all rights under equipment leases, all bills of lading and warehouse receipts, and other assets of any kind;

               (x) all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by or released to Grantor or constructed, assembled, or placed by Grantor thereon, immediately upon such acquisition, release, construction, assembling or placement, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the lien of this Deed of Trust, and the security and other interests created hereby, as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein; and

               (xi) all other proceeds (including, without limitation, as defined in the U.C.C.), both cash and noncash, of the foregoing which may be sold or otherwise disposed of.

        TO HAVE AND TO HOLD the said Property unto the Trustee, in trust for the benefit of Beneficiary, and its or their successors and assigns forever to secure payment to Beneficiary of the full principal and interest on the Mortgage Note and the performance by Grantor of the other Obligations thereunder, under this Deed of Trust and under the other Loan Documents; provided, however, that, except as otherwise provided in Schedule 5.11 to the Loan Agreement, unless and until an Event of Default (as defined in Article II hereof) shall have occurred and be continuing, Grantor shall have the right to possess and enjoy the Property, and to receive the rents, issues, and profits therefrom, subject to the terms of the Loan Agreement, the Mortgage Note, this Deed of Trust, and the other Loan Documents; and provided, further, that if the Grantor shall pay and satisfy in full the principal of and interest on the Mortgage Note and all other monetary Obligations which this Deed of Trust by its terms secures, then the lien of this Deed of Trust shall be released by the Trustee to Grantor upon the written request and at the expense of Grantor; and provided, further, that nothing herein contained shall be construed as constituting Beneficiary or the Trustee as a mortgagee-in-possession unless and to the extent Beneficiary or the Trustee shall have taken actual possession of the Land and Improvements; provided, further, that nothing contained in this Deed of Trust shall be construed as imposing on Beneficiary or the Trustee any of the obligations of the lessor under any lease of the Land or the Improvements, or of any contract party to any of the Leases or the Contracts, unless the Beneficiary or the Trustee shall have foreclosed the lien of this Deed of Trust or expressly assumed such obligations in writing; and provided, further, that all items of the foregoing Property that may constitute collateral of the kind in which a security interest may be created and perfected under the Uniform Commercial Code as in effect in the State in which the Land is located shall be subject to the grant of security interest made in Section 1.17 hereof, which Section 1.17 shall be supplemental to, and shall not be deemed to limit, supersede or impair, these Granting Clauses.

        AND IT IS HEREBY COVENANTED AND AGREED by Grantor, for itself and its heirs, legal representatives, successors, and assigns, that the Property is to be held and applied subject to the terms herein set forth, and Grantor, for itself and its heirs, legal representatives, successors, and assigns, hereby covenants and agrees with Beneficiary (and the Trustee for the benefit of Beneficiary, as applicable), as follows:


                                    ARTICLE I

1.      COVENANTS, REPRESENTATIONS AND WARRANTIES


               1.1. Payment of Mortgage Note; Performance of Other Obligations

        Grantor represents and warrants that it has duly authorized, executed, issued and delivered the Mortgage Note, this Deed of Trust and the other Loan Documents and covenants that it shall duly and punctually pay and perform all of its Obligations as the same shall become due and payable, and shall otherwise duly, fully and timely comply with all of the terms, covenants, conditions, and agreements contained in (or incorporated into) this Deed of Trust, the Mortgage Note and the other Loan Documents.

               1.2. General Representations, Warranties and Covenants

        Grantor hereby covenants, represents and warrants that:

                      1.2.1. Authority, Enforceability, Etc.

        This Deed of Trust, the Mortgage Note and all of the other Loan Documents executed by Grantor have been duly executed and delivered by Grantor pursuant to authority legally adequate therefor, and Grantor has been and is authorized and empowered by all necessary persons having the power of direction over it to execute and deliver this Deed of Trust, the Mortgage Note and each such other Loan Document and to carry out the transactions contemplated herein and therein. Each of this Deed of Trust, the Mortgage Note and each such other Loan Document is a legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                      1.2.2. No Defaults

        Grantor is not now in default in any material respect under any instruments or obligations relating to all or any part of the Property, and no party has asserted in writing any material claim of default against Grantor relating to all or any part of the Property. The execution and delivery by Grantor of this Deed of Trust, the Mortgage Note, the Loan Agreement or any other Loan Document, and the consummation of the transactions contemplated hereby or thereby, will not result in any breach of, or constitute a default under, any mortgage, lease, loan agreement, credit agreement, trust indenture, deed of trust, or other instrument, contract or agreement to which Grantor is a party or by which it or the Property (or any part thereof) is bound or affected, nor do any such instruments, contracts or agreements impose any obligations upon Grantor that are inconsistent with the obligations imposed on Grantor hereunder or under the Mortgage Note, the Loan Agreement or any other Loan Document; and

                      1.2.3. No Litigation

        There are no actions, investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or, to Grantor's knowledge, threatened against or affecting any of the Property, which may materially and adversely affect any of the Property or the validity or enforceability of this Deed of Trust, the Mortgage Note, the Loan Agreement, or any other Loan Document, at law or in equity, or before or by any governmental authority, and Grantor is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting any of the Property; and

                      1.2.4. Compliance with Law, Etc.

        All of the Property and the use, operation and maintenance thereof comply in all material respects with (and Grantor is in compliance in all material respects with) all restrictive covenants, zoning and subdivision regulations, and ordinances and building codes applicable to the Property, and each Building and other Improvement complies in all material respects with the requirements of the Americans with Disabilities Act of 1990, and all rules, regulations and orders issued pursuant thereto, to the extent applicable thereto; and

                      1.2.5. Good Title

        Grantor is well seized and possessed of, and is transferring to the Trustee, good, valid and marketable fee simple title in and to the Land and Improvements, and good and valid title to all of the other Property, in each case, free and clear of any mortgage, deed of trust, lien, claim, option, encumbrance, encroachment, reservation, right of way, easement, covenant, lease, condition or restriction, pledge, security interest, hypothecation, assignment, assigned deposit arrangement, charge or defect of any kind, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement (all of the foregoing being hereinafter referred to each individually as a "Lien" and collectively as "Liens"), subject only to the following (the "Permitted Liens and Encumbrances") (none of which Permitted Liens and Encumbrances do or will materially or adversely interfere with (x) the ability of Grantor to pay the Obligations in full or (y) the use, operation or value of any of the Property as of the date hereof):

                      (i) Liens created by the Loan Documents in favor of the Beneficiary (or the Trustee, as applicable);

                      (ii) Liens, if any, for taxes, assessments and other charges that are not yet due or payable (or are due and payable but not yet delinquent);

                      (iii) Applicable building and zoning laws and regulations and other applicable laws and regulations affecting the use and occupancy of any of the Property;

                      (iv) Liens of mechanics and materialmen currently affecting the Property against which the Beneficiary has been adequately insured by the applicable Title Insurance Policy described in Section 1.3 hereof and future liens of mechanics or materialmen for work or services for which payment is not yet due or the payment of which is being contested by appropriate proceedings in accordance with Section 1.5.3 hereof and as to which Grantor has deposited with the Beneficiary the amounts required by Section 6.2 of the Loan Agreement;

                      (v) Matters set forth on Schedule B to the Title Insurance Policies;

                      (vi) INTENTIONALLY DELETED

                      (vii) Easements, restrictions, covenants, reservations and rights of way granted in the ordinary course of business for traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes that are not encroached upon by the Improvements;

                      (viii) the Leases;

                      (ix) Liens securing purchase money financing or finance leasing of the kind permitted by Section 1.5.2 hereof; and

                      (x) Matters described as "Permitted Liens" in the Loan Agreement; and

                      1.2.6. Covenant of Title

        Grantor, at its own expense, does hereby and shall forever warrant and defend to the Trustee for the benefit of Beneficiary, and its or their successors and assigns forever, title to the Property as described in Section
1.2.5 and the lien and interest of the Trustee created by this Deed of Trust on and in the Property, and the first priority thereof, against all claims and demands of any and all persons whomsoever, and shall maintain and preserve such title and lien so long as the Mortgage Note, the Loan Agreement, this Deed of Trust, or any other Loan Document is outstanding and until such time as all sums secured hereby and thereby have been paid in full and all other Obligations have been duly performed; and

                      1.2.7. Negative Pledge

        Except as set forth in Sections 1.5.2 and 1.23 hereof, during the term of this Deed of Trust, Grantor shall not, directly or indirectly, assign, transfer, pledge, convey, mortgage or encumber, or permit the assignment, transfer, pledge, conveyance, mortgaging or encumbrance of, any or all of Grantor's legal or equitable interest in the Property, other than Permitted Liens and Encumbrances, without the prior written consent of the Beneficiary; and
                      1.2.8. Necessary Permits

        Grantor owns, or otherwise has the right to use or is in possession of, all licenses, permits and government approvals or authorizations that are required by applicable law to occupy and conduct its operations on or in the Land and Improvements as currently conducted, except to the extent the lack of any such license, permit, approval or authorization would not reasonably be expected to materially adversely affect the occupancy of the Land or Improvements or any portion thereof, the operation or value of the Improvements or any portion thereof or the ability of Beneficiary or the Trustee as applicable to exercise their rights or remedies hereunder; and

                      1.2.9. Flood Zone

        No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Act of 1973, as amended, or any successor law, or, if located within any such area, Grantor has obtained and will maintain the insurance prescribed in Section 1.7.1(iv); and

                      1.2.10. Separate Tax Lot; Assessments

        (a) Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof; and

        (b) To Grantor's knowledge, there are no pending or, proposed, special or other assessments for public improvements or otherwise affecting any of the Property, nor, to Grantor's knowledge, are there any contemplated improvements to any of the Property that may cause or result in any special or other assessments.

               1.3.   Title Insurance

        The Grantor has delivered or caused to be delivered to the Beneficiary one or more prepaid Mortgagee's policies of title insurance (each a "Title Insurance Policy" and collectively, the "Title Insurance Policies") issued by Commonwealth Land Title Insurance Company or another title insurance company reasonably satisfactory to Beneficiary (singly or collectively, the "Title Company"), insuring the interest of Beneficiary as holder of a valid first-priority mortgage, deed of trust, or similar lien upon good and marketable fee simple title to the Land and Improvements in a total amount equal in the aggregate to the original principal amount of the Mortgage Note, subject only to Permitted Liens and Encumbrances. All proceeds received by Beneficiary or the Trustee for any loss under such title insurance policy, or under any title insurance policies delivered to Beneficiary in substitution therefor or in replacement thereof, shall be received by Beneficiary and distributed in the manner set forth in Section 2.4.5 of the Loan Agreement.

               1.4.   Recordation; Preservation of Lien

        Grantor, at its expense, shall at all times cause this Deed of Trust and all amendments and supplements hereto, and such financing statements, continuation statements, and other instruments as may be reasonably required by Beneficiary or the Trustee, or applicable law to be recorded, registered, and filed in such manner and in such places as may be required or advisable under applicable law in the good faith judgment of Beneficiary or the Trustee to establish, preserve, maintain, and protect the lien of this Deed of Trust on all or substantially all of the Property (including, without limitation, any of the Property acquired after the execution hereof), and to perfect and maintain the security interest granted by this Deed of Trust or any other Loan Document with respect to the

Property referred to herein, and shall pay all recording, registration, filing, and other taxes, fees, and charges relating thereto, and shall comply in all material respects with all laws, rules, and regulations in connection therewith.

               1.5.   Taxes, Liens, and Permitted Encumbrances

                      1.5.1. Taxes

        Subject to the right of contest described in Section 1.5.3 hereof, Grantor shall pay all taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), ground rents, water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees, common area maintenance fees, dues and fees owing to property owners' associations having jurisdiction over any of the Property and other authorization fees and other charges (collectively, "Impositions"), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, public or private, of every character (including all interest and penalties thereon), which at any time from and after the date hereof may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon (i) the Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (ii) any occupancy, use or possession of or activity conducted on the Property or any part thereof. Such payments shall be made before any fine, penalty, interest or cost may be added for nonpayment. At Beneficiary's request, Grantor shall furnish to Beneficiary official receipts or other satisfactory proof evidencing such payments. Upon default by Grantor in the payment of any such tax, assessment or other charge, unless the same is being properly contested in accordance with Section 1.5.3 hereof, Beneficiary may (but shall have no obligation to) pay or cause to be paid the amount thereof, together with any amount of interest or penalties that may be due with respect thereto, and such amounts (together with any expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and charges) shall be secured by this Deed of Trust and shall be repaid upon demand, together with interest thereon at the Default Interest Rate specified in the Loan Agreement.

                      1.5.2. Liens; Permitted Encumbrances

        The Grantor shall not effect any financing using the Property or any part thereof as security, except for (i) the Loan and (ii) purchase money financings or finance leasing of particular items of furniture, fixtures and equipment to the extent permitted under the Loan Agreement, and shall not directly or indirectly create or permit or suffer to be created or to remain, and will discharge, or promptly cause to be discharged, any Lien on or with respect to the Property or any part thereof, or Beneficiary's or the Trustee's, as applicable, interest therein, other than (1) this Deed of Trust, and (2) the Permitted Liens and Encumbrances.

                      1.5.3. Permitted Contests

        Anything to the contrary contained herein notwithstanding, Grantor, at its expense, may contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Impositions, including any taxes, assessments, charges or other amounts required to be paid pursuant to the provisions of this Section 1.5, or the application of any instrument of record affecting the Property or any part thereof (other than the Loan Documents), or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, or any other charge or cost imposed on the Grantor or all or any part of the Property and may withhold payment of the same pending such proceedings if permitted by law; provided that (i) in the case of any Impositions or liens therefor or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any liens therefor, such proceedings shall suspend the collection thereof, (ii) neither the Property nor any part thereof or interest therein would be in danger of being sold, forfeited or lost during the pendency of such contest, and the Grantor will pay or satisfy the underlying claim if the Grantor does not prevail in the contest or if payment or satisfaction is required to avoid the sale, forfeiture or loss of the Property (and, where required by Section 6.2 of the Loan Agreement and as further security hereunder, deposit with the Beneficiary, or, following the assignment contemplated by Section 5.12 hereof, the Servicer, such amounts in connection with such contest as are required by Section 6.2 of the Loan Agreement),

(iii) in the case of an obligation with respect to the insurance requirements set forth in Section 1.7 hereof, the failure of Grantor to comply therewith shall not impair the validity of any insurance required to be maintained by Grantor under Section 1.7 or the right to full payment of any claims thereunder,
(iv) in the case of taxes, if an amount can be contested without being paid, the Grantor shall deposit (where required by Section 6.2 of the Loan Agreement) with the Beneficiary, or, following the assignment contemplated by Section 5.12 hereof, the Servicer (to the extent not deposited with Beneficiary or the Servicer, as applicable, pursuant to the foregoing subsection (ii)) in accordance with Section 6.2 of the Loan Agreement one hundred twenty-five percent (125%) of the amount being contested together with interest and penalties reasonably expected to accrue thereon for so long as such amount is due and payable and unpaid, (v) in the case of any utility service, any contest or failure to pay will not result in a discontinuance of any such service, and
(vi) in the case of any instrument of record affecting the Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the Property or any part thereof unless such Lien is bonded or otherwise discharged or enforcement thereof is stayed.

                      1.5.4. No Credit for Payment of Taxes or Impositions

        Grantor shall not be entitled to any credit against the principal of or interest, if any, payable on the Mortgage Note, and the Grantor shall not be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder. No deduction shall be made or claimed from the taxable value of the Property or any part thereof by reason of this Deed of Trust.

               1.6.   Care of the Property

                      1.6.1. Condition of the Property

        Grantor shall keep the Property in good and clean order and condition and repair in accordance with the requirements of the Loan Agreement, shall not commit or suffer waste thereto, and shall not do or suffer to be done anything that will increase the risk of fire or other hazard to the Property or any material part thereof and shall in accordance with the requirements of the Loan Agreement keep all Property used or useful in its business in good repair, working order and condition, and from time to time make all necessary or appropriate repairs thereto and renewals and replacements thereof.

                      1.6.2. Alterations; Building Only

        The Grantor shall not remove or demolish or materially alter the overall design or structural character of the Improvements or impair the structural integrity thereof or of any other part of the Property except in accordance with
Section 1.8 or Section 1.11 hereof, as applicable, and shall at all times use the Property or cause the Property to be used only for the purpose of operating the Land and Improvements in substantially the same manner as currently operated; provided, however, that Grantor shall be permitted to make alterations and repairs to the Property without restriction as reasonably necessary to maintain the Property in as good condition as existed on the date hereof, reasonable wear and tear excepted.

                      1.6.3. Right to Inspect

        Beneficiary and the Trustee or their representatives or both are hereby authorized to enter upon and inspect the Property at their own cost (or, upon the occurrence and during the continuation of an Event of Default, at the Grantor's cost) at any time upon reasonable notice and during normal business hours; provided, however, that Beneficiary and the Trustee must at all times use reasonable efforts to minimize any disruption to the operations on the Land.

                      1.6.4. Compliance with Laws and Covenants

        Grantor shall promptly comply with (a) all present and future Laws affecting the Property or any part thereof, (b) all conditions, covenants, restrictions, common area maintenance, reciprocal easement and similar agreements affecting the Property or any part thereof and (c) all Laws necessary for the operation and maintenance of the Improvements in the manner they are currently operated and maintained. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof; if under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary.

               1.7.   Insurance

                      1.7.1. Risks to Be Insured

        Grantor (or its designee), at the Grantor's expense, will obtain and maintain in full force and effect at all times until all Obligations have been fully paid and performed, with Qualified Insurance Companies (as that term is defined in Section 1.7.2), insurance against the following risks:

                      (i) Loss and damage by fire and all other casualties on or to the Property as are included in the form of casualty insurance commonly referred to as "extended coverage" (including, without limitation, windstorm, explosion and such other risks as are typically insured against by owners of like properties in the area in which the Buildings are located) in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than one hundred percent (100%) of the full replacement cost of the Property (exclusive of excavation and foundations and without deduction for physical depreciation) and in no event less than the amount required to prevent Grantor from becoming a co-insurer within the terms of the applicable policies and in no event less than the outstanding amount of the Obligations; such insurance shall contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property constitute legal, non-conforming structures or uses;

                      (ii) Comprehensive public liability insurance on an "occurrence basis" against claims for personal injury, including without limitation, bodily injury, death or property damage occurring on, in or about the Property with a combined single limit of not less than Three Million Dollars ($3,000,000) with respect to personal injury or death to one or more persons and with "umbrella" liability coverage of not less than Twenty-Five Million Dollars ($25,000,000), or such greater amounts as may from time to time be required by institutional lenders for similar loans;

                      (iii) Business interruption insurance for an amount not less than the greater of (x) twenty-four (24) months gross income from the Property and (y) estimated operating expenses (including debt service) for the Property for a twenty-four (24) month period that commences on the effective date of said insurance policy or each renewal thereof, as applicable (in either case on an "actual loss sustained" basis) covering the same risks as are covered by the policies described in Section 1.7.1(i);

                      (iv) If the Land is located in an area designated by the U.S. Department of Housing and Urban Development as a flood hazard area, insurance for the peril of flood as is available through the National Flood Insurance Program;

                      (v) Broad form boiler and machinery insurance on a "comprehensive" form in an amount adequate to provide protection against the maximum amount of damage possible to building, improvements and contents resulting from explosion or other occurrences relating to boilers, pressure vessels, machinery and equipment on or about the Property;

                      (vi) Workers' compensation insurance in such forms and in such amounts as may be required by the laws of each state in which any Building is located;

                      (vii) A blanket policy of insurance insuring the Property against damage by earthquake in an aggregate insured amount not less than Twenty-Two Million Three Hundred Thousand Dollars ($22,300,000) and having a deductible of not more than five percent (5%) per unit subject to a One Hundred Thousand ($100,000) minimum or such other earthquake insurance as may be required by Section 8.3 of the Loan Agreement (a unit being defined as each Building on an Individual Property); and

                      (viii) Such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders on loans secured by properties similar to any Individual Property.

                      1.7.2. Qualified Insurers

        An insurer satisfying the applicable requirements of this Section 1.7.2 shall be deemed to be a "Qualified Insurance Company."

        All primary insurers must be authorized to issue insurance in the State of California. All primary insurance coverage required by Section 1.7.1 (other than flood insurance and workers' compensation insurance) shall be provided by one or more insurers having a rating for claims paying ability of at least "AA" from S&P and an equal or equivalent rating from at least one other Rating Agency. If permitted by the laws of the State of California, the insurance required by clause (vi) of Section 1.7.1 may be provided by a state approved and regulated employer's self-insurance fund.

                      1.7.3. Policy Provisions

        All insurance policies required by Section 1.7.1 shall be on forms, with endorsements and with deductible amounts reasonably satisfactory to Beneficiary (but in no event shall a deductible amount exceed ten percent (10%) of the policy limits above). All policies of insurance required by Sections 1.7.1(i),
(iii), (iv), (v) and (vii) shall contain suitable loss-payable and standard noncontribution mortgagee clauses acceptable to and in favor of Beneficiary or the Trustee and their assigns. If an Event of Default shall have occurred at the time of receipt of any insurance proceeds, Beneficiary or the Trustee may, at Beneficiary's option, apply the same to the repayment of the Obligations in accordance with the Mortgage Note or other Loan Documents. In all other cases, proceeds of such insurance shall be applied in the manner contemplated by
Section 1.8 hereof.

               All policies of insurance maintained by Grantor pursuant to this
Section 1.7.2 shall:

                      (i) Name Beneficiary and the Trustee as additional insureds or loss payees, as applicable, as their respective interests may appear;

                      (ii) provide that Beneficiary shall be advised in writing of any casualty insurance claims exceeding One Hundred Thousand Dollars ($100,000) before payment thereon is made and, except in the case of worker's compensation and public liability insurance, that all proceeds for losses of One Hundred Thousand Dollars ($100,000) or less, shall be paid to and adjusted by Grantor, and all proceeds for losses of more than One Hundred Thousand Dollars ($100,000) shall be paid to Beneficiary or Grantor in accordance with Section
1.8.3 and adjusted by Grantor with approval of Beneficiary, pursuant to a mortgagee endorsement acceptable to Beneficiary;

                      (iii) provide that the casualty insurance (or insurance otherwise known as property insurance) shall not be impaired or invalidated by virtue of (A) any act, failure to act, or neglect of Grantor, (B) the occupation or use of the insured properties for purposes more hazardous than permitted by the terms of the policy, (C) any foreclosure or other proceeding or notice of sale relating to the insured properties, or (D) any change in the possession of the insured properties without a change in the identity of the holder of actual title to the Property (provided that with respect to items (C) and (D), any notice requirements of the applicable policies are satisfied);

                      (iv) provide that no material changes or mid-term cancellation shall be effective until at least thirty (30) days after receipt of written notice thereof by Grantor and Beneficiary (and no termination for non-payment of premium shall be effective until at least ten (10) days after receipt of written notice thereof by

Grantor and Beneficiary), with Beneficiary having the opportunity, but being under no obligation, to pay all moneys or to do any act necessary to prevent such alteration, cancellation, termination or expiration or to cause such renewal, the cost thereof, together with interest thereon at the Default Interest Rate provided for in the Loan Agreement, to be added to the indebtedness of Grantor under the Mortgage Note and to be secured hereby;

                      (v) include effective waivers by the insurer of all claims for insurance premiums against all loss payees and additional insureds (other than Grantor) and, where applicable, all rights of subrogation against any loss payee, additional insured or named insured;

                      (vi) permit Beneficiary to pay the premiums and continue any insurance upon failure of Grantor to pay premiums when due, upon the insolvency of Grantor, or through foreclosure or other transfer of title to the Property or any portion thereof (it being understood that Grantor's rights to coverage under such policies may not be assignable without the consent of the provider); and

                      (vii) be reasonably satisfactory to Beneficiary in all other respects.

        The insurance required to be maintained by clauses (i), (ii), (iii),
(iv) and (v) of Section 1.7.1 may be provided by a blanket policy so long as the blanket policy complies with the terms of this Section 1.7 and Beneficiary is provided with reasonably satisfactory evidence that the policy limits required hereunder are satisfied by such policy and that such coverage and limits will be no less than those that would be provided under separate policies even if there is a total loss of all properties covered by the blanket policy.

                      1.7.4. Delivery of Certificates

        Prior to the execution of this Deed of Trust, and thereafter not less than fifteen (15) days prior to the expiration date of any policy required pursuant to this Section 1.7, Grantor will deliver to the Beneficiary original certificates of the insurers for all policies of insurance required by this Deed of Trust, which shall bear notations evidencing the payment of premiums then due and payable and the date through which said coverage is made effective by the evidenced payment. Grantor also shall deliver to Beneficiary from time to time, at Beneficiary's request, (i) schedules setting forth all such insurance then in effect and (ii) certified copies of all such policies.

                      1.7.5. No Separate Insurance

        Grantor will not take out separate insurance of the kind described in clauses (i), (iii), (iv), (v) or (vii) of Section 1.7.1 or other forms of casualty insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 1.7 unless such insurance complies with Sections 1.7.2 and 1.7.3.

               1.8.   Damage to or Destruction of Property

                      1.8.1. Notice

        In case of any material damage to or destruction of the Property or any part thereof (each, a "Casualty"), Grantor will, promptly upon becoming aware thereof, give written notice thereof to Beneficiary describing the nature and extent of such damage or destruction.

                      1.8.2. Restoration

        In case of a Casualty to one or more of the Individual Properties (each, a "Casualty Property"), Grantor, whether or not the insurance proceeds (hereafter "Insurance Proceeds") on account of such Casualty shall be sufficient for such purpose, at its expense, will promptly commence and complete the restoration, replacement or rebuilding of the Casualty Property as nearly as possible to its value, condition and character immediately prior to such Casualty (such restoration, replacement, and rebuilding, together with any temporary repairs and property protection pending completion of the work, being herein referred to as the "Restoration"), provided, however, in the event that (i) the Restoration adversely affects the cash flow from the Casualty Property in any material respect and cannot reasonably be expected to be completed within a period of twelve (12) months after the date of the Casualty (or, if shorter, by the date on which the proceeds of business interruption insurance will no longer be available) or (ii) the extent of the damage makes it impracticable in Grantor's good faith business judgment, to restore the Casualty Property to substantially the same condition as existed prior to the Casualty or the Casualty results in the permanent loss of access to the Casualty Property or the Improvements thereon or (iii) the Casualty Property and the use thereof after the Restoration would not be in material compliance with and permitted under all applicable laws, or (iv) the Insurance Proceeds payable on account of such Casualty equal or exceed the Allocated Loan Amount applicable to the Casualty Property, then Restoration shall not be required or permitted and instead the Insurance Proceeds shall be collected and paid over to Beneficiary up to the amount of the Allocated Loan Amount for such Casualty Property (with any excess to be paid to Grantor) and the amount thereof shall be held and applied by Beneficiary (or the Servicer on its behalf in accordance with Section
5.12.3 hereof) (net of any amounts necessary to avoid or eliminate any hazardous condition on the Casualty Property or to prevent imminent and substantial physical deterioration of the Casualty Property), (a) (i) if applied prior to the first day of the Defeasance Period, to prepayment of the outstanding principal balance of the Mortgage Note, without the requirement of a Yield Maintenance Payment, in accordance with Section 2.7 of the Loan Agreement, or
(ii) if applied during the Defeasance Period and after the Securitization has occurred, to the purchase of U.S. Obligations in accordance with Section 2.5 and
Section 2.9 of the Loan Agreement, or (iii) if applied after the Defeasance Period, to prepayment of the outstanding principal balance of the Mortgage Note, in accordance with Section 2.10 of the Loan Agreement, without the requirement of a Yield Maintenance Payment and (b) to the payment of all other indebtedness which this Deed of Trust secures in such order as is contemplated under the Loan Documents; provided, however, that such prepayment must be in an amount at least equal the greater of (A) the Allocated Loan Amount for such Casualty Property and (B) the Net Sales Proceeds received by Grantor from the sale of the Casualty Property or the part thereof that remains following the Casualty (plus any remaining Insurance Proceeds not previously applied to repayment of the Loan or Restoration), but in no event more than the Release Price of such Casualty Property, regardless of the amount of Insurance Proceeds, and shall be payable by Grantor (and the amounts described in the immediately preceding parenthetical phrase shall not be deducted from the Insurance Proceeds to the extent that the same shall not be sufficient to pay the Allocated Loan Amount plus such interest).

                      1.8.3. Application of Insurance Proceeds or Awards

        All Insurance Proceeds received by any one or more of Grantor, Beneficiary or Trustee, on account of any Casualty affecting the Property or any part thereof (less the costs, fees and expenses reasonably incurred by Beneficiary or Trustee, as applicable, in the collection thereof, including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and charges, which shall be deemed to be incurred for the account of Grantor) shall be delivered to and held by Grantor, if such Insurance Proceeds total two and one-half percent (2.5%) of the Allocated Loan Amount applicable to the Casualty Property, or less, in the aggregate for a single Casualty or, if the amount of such Insurance Proceeds is more than two and one-half percent (2.5%) of the Allocated Loan Amount applicable to the Casualty Property, to Beneficiary to be held by Beneficiary (or the Servicer on its behalf in accordance with Section 5.12.3 hereof) and applied in accordance with the terms hereof. Except as provided in Section 1.8.2, all Insurance Proceeds shall be used and applied in either case, so long as no Default or Event of Default shall have occurred and be continuing, to reimburse Grantor for the cost of Restoration from time to time as Restoration progresses, and advances of funds held by Beneficiary shall be made within thirty (30) days after Grantor's written request for reimbursement; provided, however, that if the cost of Restoration as to which Insurance Proceeds have been paid or are payable in connection with any single Casualty exceeds or is expected to exceed two and one-half percent (2.5%) of the Allocated Loan Amount applicable to the Casualty Property, Beneficiary shall have the right to approve the plans and specifications for such Restoration before the Restoration work begins, to appoint a Qualified Supervising Professional to oversee the Restoration, and to require as a condition to the release of funds to pay the costs of such Restoration (A) a certificate of the Qualified Supervising Professional certifying (x) that the amount that Beneficiary is requested to advance is necessary to pay invoices for work completed that have been submitted to Grantor (and which have not previously been paid), (y) that the amount of Insurance Proceeds and other funds of Grantor, if required by this Section, that Beneficiary will hold following payment of the requested advance is expected to be sufficient to complete the Restoration, and (z) that the Restoration work for which such proceeds are requested has been completed in accordance with the approved plans and specifications and with applicable law, (B) lien waivers from all materialmen, laborers and contractors who are to be paid with such advances, (C) an endorsement to the title policy described in Section 1.3 hereof relating to the Casualty Property insuring against mechanic's liens that may arise out of the Restoration, and (D) such other documents as Beneficiary or the Trustee may request; and provided, further, that if the cost of Restoration as to which Insurance Proceeds have been paid or are payable in respect of the applicable Casualty is (or is expected to be) five percent (5%) of the Allocated Loan Amount applicable to the Casualty Property or less, in lieu of the documentation referred to in clauses (A) and (B) of the preceding proviso, Beneficiary will accept a certificate of an officer of the Grantor certifying to the matters described in subparts (x), (y) and (z) of said clause (A). The balance of the Insurance Proceeds held by Beneficiary or the Trustee, or both, shall at no time be reduced below the amount necessary to complete the Restoration (and any Restoration costs that cannot be paid out of the remaining balance thereof as a result of this proviso shall be deposited by Grantor with the Beneficiary, or its agent, promptly after demand therefor, out of Grantor's own funds). Upon receipt by Beneficiary or the Trustee of the documents required and the subsequent payment in full of the costs of Restoration, the balance, if any, of any Insurance Proceeds shall be applied first, to the Reserve Account to the extent the amount or deposit in the Reserve Account is less than the Reserve Requirement, then if the Securitization has been effected, to the Finance Trustee and the Servicer under the Pooling and Servicing Agreement, if applicable, and thereafter shall be paid to Grantor or any other Person entitled thereto; provided, however, that all such proceeds which pursuant to this
Section 1.8.3 are payable to Grantor shall, if an Event of Default has occurred and is continuing, be paid to Beneficiary to be held and distributed in accordance with the provisions of Section 5.12.3 hereof.

               1.9.   Condemnation

                      1.9.1. Grantor to Give Notice, Etc.

        In case of any taking during the term hereof of all or any part of the Property, or the taking or transfer of any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain by any governmental authority (each hereinafter a "Taking"), Grantor will promptly give written notice thereof to Beneficiary and Trustee describing the nature and extent of the Taking or any potential Taking, or the nature of the proceedings and negotiations for such Taking or potential Taking and the nature and extent of the Taking or potential Taking which might result therefrom, as the case may be. Trustee or Beneficiary, or both, may appear in any proceedings for a Taking or potential Taking or any negotiations relating to a Taking or potential Taking. Grantor will promptly give the Trustee and Beneficiary copies of all notices, pleadings, determinations, and other papers related to any such Taking or potential Taking proceeding. The Grantor will, in good faith and with due diligence, file and prosecute its claims for any award or payment on account of any Taking (hereinafter an "Award"), and will pay all costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and charges and the reasonable expenses of the Trustee and of Beneficiary) in connection with any such Taking, including expenses incurred in seeking and obtaining any Award. Such costs and expenses, to the extent advanced or paid by Beneficiary or the Trustee, shall be deemed paid on behalf of Grantor, shall constitute indebtedness secured by this Deed of Trust, shall be repayable by Grantor upon demand and shall bear interest at the Prime Rate (as defined in the Loan Agreement) plus one percentage point (1%) from the date of demand until paid, provided that Trustee and Beneficiary shall have no obligation to make such advances or payments.

                      1.9.2. Total and Substantial Taking

        In the case of (i) a Taking of the fee or leasehold of an entire Individual Property, or (ii) a Taking resulting in the imposition of a perpetual easement on an entire Individual Property that materially impairs the operation of such Individual Property, or (iii) a Taking that adversely affects the cash flow from an Individual Property in any material respect and as to which any necessary Restoration cannot reasonably be expected to be completed within twelve (12) months from the date of the Taking and Restoration as defined in
Section 1.8.2 is permitted under Section 1.8.2 then, in any such event, any Award shall be collected and paid over to the Beneficiary to be held by Beneficiary in accordance with the provisions of Section 1.8.3 and Section
5.12.3 hereof and the amount thereof (net of any amounts necessary to avoid or eliminate any hazardous condition on the Individual Property and/or to prevent imminent and substantial physical deterioration of the Individual Property), shall be applied by Beneficiary (a) (i) if applied prior to the first day of the Defeasance Period, to prepayment of the outstanding principal balance of the Mortgage Note without the requirement of a Yield Maintenance Payment, or
(ii) if applied during the Defeasance Period and after the Securitization has occurred, to the purchase of U.S. Obligations in accordance with Section 2.5 of the Loan Agreement, or (iii) if applied after the Defeasance Period, to prepayment of the outstanding principal balance of the Mortgage Note in accordance with Sections 2.6 and 2.7 of the Loan Agreement, without the requirement of a Yield Maintenance Payment and (b) to the payment of all other indebtedness which this Deed of Trust secures in such order as is contemplated under the Loan Documents; provided, however, that such prepayment must be in an amount at least equal to the greater of (A) the Allocated Loan Amount and (B) the sum of the Net Sales Proceeds received by Grantor from the sale of the affected Individual Property or the part thereof that remains following the Taking (plus any remaining Award not previously applied to repayment of the Loan or Restoration), but in no event more than the Release Price, regardless of the amount of the Award and shall be payable by Grantor (and the amounts described in the immediately preceding parenthetical phrase shall not be deducted from the applicable Award to the extent that the same shall not be sufficient to pay the Allocated Loan Amount plus such interest).

                      1.9.3. Partial and Temporary Taking

        In the case of any Taking other than a Taking referred to in Section
1.9.2 hereof, and in case such Taking requires repairs to or Restoration of the affected Individual Property in order to maintain the quality of the operations of the Individual Property, any Award shall be paid over to Grantor or Beneficiary, as applicable, to be used or to be held and distributed in accordance with the provisions of Sections 1.8.3 and 5.12.3 hereof in the same manner as if such Taking were a Casualty affecting such Individual Property and as if such Award constituted Insurance Proceeds relating thereto, except that any amount of the Award not used to pay for any necessary Restoration shall be applied by Beneficiary to the prepayment of the Mortgage Note, and to the payment of all other indebtedness which this Deed of Trust secures, all in the manner contemplated by Section 2.4.3 of the Loan Agreement.


               1.10.  Notices Concerning the Property

        Grantor shall deliver to Beneficiary promptly upon receipt of same, copies of all notices, certificates, documents, and instruments received by it which materially affect the Property as a whole, any Individual Property or Beneficiary's rights hereunder.


               1.11.  Alterations

                      1.11.1. Alteration Conditions

        Provided that no Event of Default shall have occurred and be continuing, Grantor may, subject to the terms of this Section 1.11.1 undertake any alteration, expansion, improvement, demolition or removal (each, an "Alteration") of any Individual Property or any portion thereof so long as such Alteration (i) is undertaken with Beneficiary's prior written consent where the estimated cost of the Alteration exceeds five percent (5%) of the Allocated Loan Amount applicable to such Individual Property, (ii) is undertaken in accordance with the applicable provisions of this Deed of Trust and the other Loan Documents, (iii) is paid for from reserves established by the Grantor or from capital contributions by the members of Grantor that are deposited with Beneficiary or the Servicer, as applicable, prior to the commencement of such work, which amounts (including, in either case, additional deposits made from time to time to prevent a deficiency between the amount then on deposit with Beneficiary and the amount reasonably estimated at such time to complete the Alteration) shall be held by Beneficiary (or Servicer on its behalf in accordance with Section 5.12.3 hereof), and (iv) could not reasonably be expected (A) to decrease the value of the Individual Property, (B) to impair the utility and operation of the Individual Property in a manner consistent with its current use and operation and as required by the Loan Documents, (C) upon completion, to reduce the Net Operating Income from the Individual Property below the level available immediately prior to commencement of such Alteration (except in the case of tenant improvement work), (D) to result in any Lien being placed on the Individual Property (other than mechanics' liens filings for amounts not yet due and payable that are not yet forecloseable under the applicable Laws of the State of California) or (E) to adversely affect the ability of the Grantor to pay and perform the Obligations or make principal and interest payments with respect to the Mortgage Note as and when due. Any Alteration which involves an estimated cost of more than five percent (5%) of the Allocated Loan Amount applicable to the Individual Property shall be conducted under the supervision of a Qualified Supervising Professional selected by Beneficiary, to oversee such Alteration, and no such Alteration as to which plans and specifications are required by any Laws and which involves an estimated cost of more than five percent (5%) of the Allocated Loan Amount applicable to the Individual Property shall be undertaken until detailed plans and specifications and cost estimates therefor have been approved in writing by Beneficiary and such Qualified Supervising Professional. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are approved by Beneficiary, such approval not to be unreasonably withheld, together with the written approval thereof by such Qualified Supervising Professional. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the material currently used at the Individual Property, and all work performed and all materials used shall be in accordance with all applicable Laws and insurance requirements. Grantor shall be entitled to a disbursement from the Reserve Account (as defined in the Loan Agreement) to pay for the cost of an Alteration only in the event such Alteration constitutes an Approved Capital Expenditure (as defined in Section
5.2 of the Cash Management Procedures) and the other conditions to a disbursement from the Reserve Account set forth in Section 5.2 of the Cash Management Procedures have been satisfied.

                      1.11.2. Right to Inspect

        Beneficiary and any Persons authorized by it at all reasonable times and upon reasonable notice may enter and examine the Individual Property and may inspect all work done, labor performed and materials furnished in respect of any Alteration. Beneficiary shall not have any duty to make any such inspection and shall not have any liability or obligation for making or not making any such inspection.

                      1.11.3. Cooperation

        Beneficiary will cooperate with Grantor and execute and deliver to Grantor such instruments and agreements as are reasonably requested of it by Grantor, at Grantor's expense, in order to consummate or facilitate any Alteration permitted hereby (provided the same shall not subject Beneficiary to any risk of liability or cost not paid for by Grantor).

               1.12.  Indemnification by the Grantor

        Grantor shall protect, defend, and indemnify Beneficiary and the Trustee, and each of Beneficiary's and the Trustee's officers, directors and employees (collectively the "Indemnitees") from and against any and all losses, liabilities, obligations, claims, damages, penalties, causes of action, fines, judgments, penalties, charges, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and charges, whether based on private agreements or in tort, contract, implied or express warranties, statute, regulation, common law, or otherwise, imposed upon or incurred by or asserted against such Indemnitee (each a "Claim" and collectively "Claims") including Claims in connection with any investigative, administrative or judicial proceedings, by reason of:

               1.12.1. the Lien of this Deed of Trust on the Property or any interest therein, or receipt of any rent or other sum from the Property;

               1.12.2. any accident to, injury to or death of persons or loss of or damage to property occurring on or about the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways;

               1.12.3. the ownership, leasing, use, non-use or condition of the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways;

               1.12.4. any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust, the Mortgage Note, the Loan Agreement, any other Loan Document, or any agreement or document referred to herein or therein; or

               1.12.5. performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof for construction or maintenance or otherwise.

        The provisions of this Section 1.12 shall survive the termination of this Deed of Trust; provided, however, that, notwithstanding anything contained in this Section 1.12 to the contrary, the foregoing indemnity provisions in favor of any Indemnitee shall not extend to claims arising out of the gross negligence or willful misconduct of such Indemnitee. Any amounts payable to any Indemnitee under this Section 1.12 which are not paid within ten (10) days after written demand therefor shall bear interest at the lesser of (i) a rate per annum equal to the Default Interest Rate or (ii) the maximum rate per annum then permitted by law from the date of such demand and, to the fullest extent permitted by law, shall be secured by this Deed of Trust. In the event any action, suit or proceeding is brought against any Indemnitee by reason of any such occurrence, notice thereof shall be given to Grantor promptly after such Indemnitee becomes aware of any Claim or threat of Claim against which such Indemnitee is indemnified hereunder. Grantor, upon the request of the Indemnitees and at Grantor's expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Grantor and reasonably acceptable to the Indemnitees. The Indemnitees will, insofar as is possible without risking material conflicts of interests, coordinate their claims under this Section 1.12 and act through a single counsel.


               1.13.  Expenses

        Grantor, on demand, shall pay or reimburse (a) Beneficiary and the Trustee for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and charges, incurred by Beneficiary or the Trustee in any action, legal proceedings or dispute of any kind with respect to which Beneficiary or the Trustee are made parties, or in which any appear as party plaintiff or defendant, affecting the Property or any part thereof, this Deed of Trust or the indebtedness secured hereby, including, without limitation, any Taking involving any of the Property or any action to protect the security hereof or thereof and (b) the Finance Trustee and the Servicer, if applicable, for any amounts required to be paid pursuant to the Pooling and Servicing Agreement and any amounts described in clauses (a) and (b) above that are paid by Beneficiary or the Trustee and not reimbursed as aforesaid shall be added to the Obligations secured by the Lien of this Deed of Trust.

               1.14.  Monthly Escrow Deposits

        Without limiting its obligations under the Cash Management Procedures, Grantor, upon request of Beneficiary, following an Event of Default, shall deposit in escrow with Beneficiary monthly, commencing on the due date of the next installment of principal and/or interest under the Mortgage Note, a sum which, in the good faith estimation of Beneficiary shall be equal to one-twelfth of the taxes, assessments, and hazard insurance premiums on the Property coming due in the next succeeding twelve (12) months, and such escrow deposits shall be held by the Beneficiary free of any liens or claims on the part of creditors, and shall, except as otherwise provided in this Section 1.14, be used by Beneficiary to pay taxes, assessments, and insurance premiums on the Property as the same accrue and are payable. To the extent anything in this Section 1.14 conflicts with the requirements of the Cash Management Procedures, the provisions of the Cash Management Procedures shall be controlling. If the amount of such escrow deposits is insufficient to pay the taxes, assessments, and insurance premiums in full as the same become payable, Grantor shall immediately pay to Beneficiary such additional sums as are necessary in order for Beneficiary to pay such taxes, assessments, and insurance premiums in full as they become due. If the amount of such escrow deposits shall exceed payments made by Beneficiary for such taxes, assessments, and insurance premiums, the excess so deposited shall be credited to subsequent deposits to be made by Grantor under this Section 1.14. Upon the occurrence and during the continuation of any Event of Default, Beneficiary, may, at its option, apply any money in the fund resulting from said escrow deposits to the payment of the Obligations in the manner and in the order contemplated by Section 2.4.3 of the Loan Agreement.

               1.15.  Further Assurances

        At any time, and from time to time, upon request by Beneficiary or the Trustee, as applicable, Grantor, at its expense, shall make, execute, deliver, and record, or cause to be made, executed, delivered, and recorded, any and all further instruments, certificates, and other documents, and shall take all such further actions as may, in the reasonable opinion of Beneficiary or the Trustee be necessary or desirable in order to effectuate, complete, perfect, continue, and/or preserve the obligations of Grantor under this Deed of Trust, the lien hereof, and all modifications, extensions, and other amendments hereof or hereto.


               1.16.  Additions to Security

        All right, title, and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to the Property, hereafter acquired by or released to the Grantor or constructed, assembled or placed by Grantor on the Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further pledge, grant of security interest, conveyance, assignment or other act by Grantor of any kind, shall, to the fullest extent permitted by law, become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof, but at any and all times Grantor shall execute and deliver to Beneficiary or the Trustee, as applicable, any and all such further assurances, deeds of trust, conveyances or assignments thereof as Beneficiary or the Trustee, as applicable, may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Deed of Trust.


               1.17.  U.C.C. Security Agreement and Fixture Filing

                      1.17.1. Grant of Security

        This Deed of Trust is intended to be, among other things, a security agreement within the meaning of the Uniform Commercial Code as in effect in each of the State of New York and the State of California with respect to all Property in which a security interest may be created and perfected under the Uniform Commercial Code (the "U.C.C. Collateral"). Grantor hereby grants to Beneficiary a security interest in and to all of Grantor's right, title, and interest in all such U.C.C. Collateral to secure the Obligations. Grantor hereby agrees that it will not change the location of its principal place of business or the place where its books and records are kept from the location described in
Section 5.5 of the Loan Agreement without first giving Beneficiary at least thirty (30) days advance written notice thereof. Any completely executed counterpart of this instrument may be filed as a mortgage on real property or fixtures, as a security agreement or financing statement on personal property, or as both.

                      1.17.2. Financing Statements

        Grantor shall cause financing and continuation statements and other instruments with respect to the U.C.C. Collateral at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law as fully as possible to evidence, perfect and secure the interests of Beneficiary in all of the U.C.C. Collateral, and shall pay all filing fees in connection therewith.

                      1.17.3. Multiple Remedies

        If an Event of Default shall have occurred and be continuing, Beneficiary shall have the option of proceeding, to the extent permitted under applicable law, as to both real and personal property in accordance with its rights and remedies in respect of the real property as an alternative to proceeding in accordance with the provisions of the U.C.C., and Beneficiary may exercise any and all of the other rights of a secured party under the U.C.C. All of Beneficiary's rights and remedies hereunder, under any other Loan Document, at law, under statute or otherwise shall be deemed cumulative and not exclusive or exhaustive, and the exercise of any one remedy shall not impair Beneficiary's right simultaneously or at any time or in any order to exercise any other remedy nor shall the exercise of any remedy in one case impair or otherwise affect Beneficiary's right or ability to exercise such remedy contemporaneously or again in the same case or in any other case.

                      1.17.4. Waiver of Rights

        To the extent permitted under applicable law, Grantor waives all rights of redemption after foreclosure and all other rights and remedies of a debtor under the Uniform Commercial Code or other applicable law, and all formalities prescribed by law relative to the sale or disposition of the U.C.C. Collateral (other than notice of sale) after the occurrence and during the continuation of an Event of Default and all other rights and remedies of Grantor with respect thereto. In exercising its right to take possession of the U.C.C. Collateral upon the occurrence and during the continuation of an Event of Default hereunder, Beneficiary, personally or by its agents or attorneys, and subject to the rights of any Tenant (as hereinafter defined), may enter upon any part of the Land without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned, except damages arising from Beneficiary's gross negligence or willful misconduct. In the event Beneficiary elects to proceed with respect to the U.C.C. Collateral, separately from the real property, Beneficiary shall give at least ten (10) days notice of the sale of the U.C.C. Collateral, which shall for all purposes be deemed to be commercially reasonable.

                      1.17.5. Expenses of Disposition of the Properties

        Grantor shall reimburse the Beneficiary, on demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the U.C.C. Collateral which are incurred, including all reasonable attorneys' fees and expenses, and all such expenses shall be added to Grantor's Obligations secured hereby.

                      1.17.6. Fixture Filing
        To the fullest extent permitted by law, this instrument, upon recording or registration in the real estate records of the proper office of each City or County in which a Building is located, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the U.C.C. (or the local state-law equivalents of such sections). The address of the Grantor, which is the "Debtor" for purposes of the U.C.C. and this Section 1.17, and Beneficiary, which is the "Secured Party" for purposes of the U.C.C. and this Section 1.17, from whom information regarding the U.C.C. Collateral may be obtained, are as stated in Section 5.1 of this Deed of Trust. Grantor agrees to sign any separate "fixture filing" financing statements or similar instruments as Beneficiary may request to confirm and perfect the security interest in fixtures intended to be created by this Section 1.17.6.

               1.18.  INTENTIONALLY DELETED

               1.19.  Compliance with Access Laws

        Grantor shall cause the Buildings and the other Improvements and the Land to comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to access by the handicapped or disabled and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the "Access Laws"), to the extent such Access Laws are applicable to the Buildings and the other Improvements, and give prompt notice to Beneficiary of the receipt by Grantor of any complaints related to violation at the Buildings or the other Improvements of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance at the Buildings and the other Improvements with applicable Access Laws and will use diligent efforts promptly to resolve the issues set forth in any such complaint, proceedings or investigation.


               1.20. Assignment of Rents and Grantor's Interest in Leases; Lease Covenants

                      1.20.1. Assignment and License

        The assignment by Grantor in Granting Clause (vi) of this Deed of Trust of all of Grantor's right, title and interest, if any, in and to all present and future Leases by Grantor, as landlord, to any other Person, as tenant (each a "Tenant"), shall also be deemed to be an assignment of any and all modifications, renewals, extensions or replacements thereof, and of any guaranties of the Tenant's obligations under any Lease (each, a "Guaranty") and shall be deemed to be, and is, a present, absolute, effective, irrevocable and complete assignment by Grantor to Beneficiary of the Leases and Guaranties and the right to collect all Rents and all other sums payable to Grantor thereunder and apply the same against the Obligations in accordance with the terms of this Deed of Trust, which assignment is not conditioned upon Beneficiary being in possession of the Property. However, so long as no Event of Default shall have occurred and be continuing, Grantor shall have a license, to collect, receive and retain from the Tenants under the Leases rent and all other sums payable under the Leases, to enforce the obligations of Tenants under the Leases and to exercise all the rights and remedies of the landlord under the Leases (except as otherwise provided Schedule 5.11 to the Loan Agreement), subject, however, to compliance with the provisions of this Deed of Trust. The portion of all sums received by Grantor under the license granted hereby equal to the Obligations then due and owing, shall be held in trust for the benefit of Beneficiary and used, as necessary, to pay the Obligations then due and owing.

                      1.20.2. Rights and Powers Assigned

        The assignment referred to in Section 1.20.1 shall include, without limitation, an assignment of

                      (i) the immediate and continuing right to receive and collect all amounts payable by all Tenants, subtenants or other parties pursuant to the Leases and any Guaranty;

                      (ii) all claims, rights, powers, privileges and remedies of the Grantor, whether provided for in any Lease or Guaranty or arising by statute or at law or in equity or otherwise, upon any failure on the part of any Tenant to perform or comply with any term of any Lease;

                      (iii) all right to take all action upon the happening of a default under any Lease or Guaranty as shall be permitted by any Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                      (iv) the full power and authority, in the name of Grantor or otherwise, to enforce, collect, receive and make receipt for any and all of the foregoing and to do any and all other acts and things whatsoever that Grantor is or may be entitled to do under any Lease or Guaranty.

                      1.20.3. No Set-Off

        Grantor hereby waives any and all right to assert any setoff or counterclaim of any nature whatsoever with respect to the Obligations in any action or proceeding by Beneficiary to collect any such Rents or other sums, or to enforce and realize upon the lien and security interest created by this
Section 1.20 or any other Loan Documents, provided, however, that Grantor expressly reserves the right to assert any such claim in a separate proceeding and provided further that Grantor expressly reserves the right to assert any claim in the same action commenced by Beneficiary if such claim is of a mandatory or compulsory nature or would be barred or materially impaired if not asserted in the action commenced by Beneficiary.

                      1.20.4. Termination of License

        If any Event of Default shall have occurred and be continuing, the license granted in Section 1.20.1 hereof shall immediately cease and terminate, without waiver of such Event of Default, with or without notice, any action or proceeding, or the intervention of a receiver appointed by a court, and Beneficiary or an agent or receiver appointed by Beneficiary (including, without limitation, Trustee) may, without regard for the adequacy of the security for the indebtedness secured hereby, the commission of waste or the solvency of Grantor, and subject to applicable statutory requirements, if any, do any or all of the following:

                      (i) exercise any of Grantor's rights under the Leases and Guaranties, including notifying Tenants to pay rent to an account or location selected by Beneficiary or the Trustee;

                      (ii) enforce the Leases and Guaranties;

                      (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and Guaranties;

                      (iv) demand that any sums held by Grantor with respect to any Lease or Guaranty (including, but not limited to, any security deposits, other deposits or prepayments) be immediately remitted to Beneficiary or the Trustee, to the extent permitted by applicable law; and

                      (v) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases and Guaranties.

                  1.20.5. Right to Collect Upon Event of Default

        Grantor hereby irrevocably authorizes and directs each Tenant under a Lease and each other party under a Guaranty, upon receipt of notice from Beneficiary that an Event of Default has occurred and is continuing, to pay directly to, or as directed by, Beneficiary all rents, issues and profits accruing or due under such Lease or Guaranty from and after the receipt of such notice. Grantor agrees that any Tenant under a Lease or any party to a Guaranty shall have the right to rely upon the notice from Beneficiary, and shall pay such rents, issues and profits to or as directed by Beneficiary without any obligation to inquire into the actual existence of any Event of Default claimed by Beneficiary, and notwithstanding any notice from or contrary claim by Grantor, and Grantor shall have no right or claim for any rents, issues or profits so paid to Beneficiary.

                      1.20.6. Leases Unaffected

        Grantor at its expense will prudently enforce in all material respects each of the Leases and Guaranties in accordance with their terms to the extent any failure so to enforce would reasonably be expected to have a material adverse effect on the operation of any of the Buildings or other Improvements, the value thereof, or the ability of Beneficiary or the Trustee, as applicable, to exercise their rights and remedies hereunder. Neither the execution and delivery of this Deed of Trust or any other Security Document nor any action or inaction on the part of Beneficiary shall release (i) any Tenant from its Lease,
(ii) any guarantor from any Guaranty or (iii) Grantor from any of its obligations under the Leases or constitute an assumption of any such obligation under the Leases on the part of Beneficiary. No action or failure to act on the part of Grantor shall, to the fullest extent permitted by applicable law, adversely affect or limit the rights of Beneficiary under this Deed of Trust or, through this Deed of Trust, under the Leases and Guaranties.

                      1.20.7. Inconsistent Actions Void

        During the term hereof, all rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Grantor will not take any action under the Leases or Guaranties or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof or thereof, and any such action inconsistent herewith or therewith shall, to the fullest extent permitted by law, be void. Any further assignment of any rents, issues, or profits from the Property shall to the fullest extent permitted by law be void except as permitted by the terms hereof. To the fullest extent permitted by applicable law, Grantor hereby waives any requirement that Beneficiary commence any foreclosure proceeding with respect to any or all of the Mortgaged Properties prior to enforcement of any remedies pursuant to this Section 1.20, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases.

Grantor will, from time to time, upon request of Beneficiary, at Grantor's sole cost and expense, execute on a non-recourse basis all instruments and further assurances and all supplemental instruments and take all such actions as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary by this Section 1.20.

                      1.20.8. Satisfaction and Release

        Upon satisfaction of the requirements of Section 1.22 hereof providing for a release of the lien of this Deed of Trust, the assignment made in this
Section 1.20 and all rights hereunder assigned to Beneficiary shall cease and terminate and shall revert to Grantor.

                      1.20.9. No Obligations

        This Section 1.20 shall not be construed to bind Beneficiary or the Trustee to the performance of any of the covenants, conditions or provisions contained in any Lease or Guaranty or otherwise impose any obligation upon Beneficiary or the Trustee. Neither Beneficiary nor the Trustee shall be liable for any loss sustained by Grantor resulting from any act or omission of Beneficiary or the Trustee in managing the Property after an Event of Default. This Section 1.20 shall not operate to place any obligation or liability for the control, care, management or repair of any part of the Property upon Beneficiary or the Trustee, nor for the carrying out of any of the terms and conditions of the Leases or any Guaranty; nor shall it operate to make Beneficiary or the Trustee responsible or liable for any waste committed on the Land, including, without limitation, the presence of any Hazardous Materials, or for any negligence by any person (other than Beneficiary or the Trustee) in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing in this
Section 1.20 shall be construed as constituting Beneficiary or the Trustee a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Beneficiary.

                  1.20.10. Rights in Litigation and Bankruptcy

                      (i) If an Event of Default shall have occurred and be continuing, Beneficiary shall have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease by or on behalf of any lessee thereunder, including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

                      (ii) If there shall be filed by or against Grantor a petition under the Bankruptcy Code, and Grantor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor shall give Beneficiary not less than fifteen (15) days prior notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject such Lease. Beneficiary shall have the right, but not the obligation, to serve upon Grantor within such fifteen (15) day period a notice stating that (a) Beneficiary demands that Grantor assume and assign such Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code and (b) Beneficiary covenants to cure or provide adequate assurance of future performance under such Lease. If Beneficiary serves upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject such Lease and shall comply with the demand provided for in clause (a) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Beneficiary of the covenant provided for in clause (b) of the preceding sentence.

                      1.20.11.  Additional Lease Provisions

                             1.20.11.1.

                      Grantor covenants and agrees (i) to perform punctually all obligations and agreements to be performed by it as lessor or party thereto under any Lease, such that there will be no material and adverse impairment of the value of the Property or Beneficiary's interest under this Deed of Trust, and (ii) to do all things necessary or appropriate to compel performance by each Tenant of such Tenant's obligations and agreements under the Lease to which such Tenant is a party. Except as otherwise permitted hereunder, Grantor shall not give any notice, approval or consent or exercise any rights under or in respect of any Lease or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any Tenant or other party from, or reduce any Tenant's or any other party's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease or any of such other instruments, if any of the foregoing would affect any Individual Property in any material adverse respect, without the prior written consent of Beneficiary, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

                             1.20.11.2.

                      Grantor will promptly deliver to Beneficiary a copy of any notice from any Tenant under any Material Lease (defined below), in any such case claiming that Grantor is materially in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Grantor and Grantor will provide in each Material Lease at the Property executed after the date hereof to which Grantor is a party that any tenant delivering any such notice shall send a copy of such notice directly to Beneficiary. The term "Material Lease" as used herein shall mean (i) any Lease covering seven and one-half percent (7.5%) or more of gross leaseable area of any individual Building on any Individual Property or gross leaseable area of any individual Building on any Individual Property in an amount of at least eight thousand (8,000) rentable square feet and (ii) any Lease which represents greater than five percent (5%) of income from Rents derived from any Individual Property.

                             1.20.11.3.

                      Grantor may, without the consent of Beneficiary, enter into any Lease after the date hereof or renew or extend any existing Lease on the following terms and conditions: (i) the Lease is written on Grantor's standard form of Lease that has been approved by Beneficiary (as revised from time to time, the "Approved Form") without any material changes to the provisions of the Approved Form relating to lender protections (including subordination, non-disturbance and attornment), defaults and remedies, (ii) the annual base rental income payable under the Lease would not exceed ten percent (10%) of the annual base rental income from the Individual Property to which such Lease relates, (iii) the Lease covers less than the greater of (A) ten percent (10%) of the total rentable square footage in the Individual Property to which such Lease relates or (B) eight thousand (8,000) rentable square feet,
(iv) the Lease is for a term of not more than fifteen (15) years; provided that if the lease term extends beyond ten (10) years by virtue of renewal options such renewal options must be at a rental rate not less than ninety-five percent (95%) of the fair market value as of the commencement of the renewal term, (v) the Lease shall be entered into in an arms length transaction and the tenant thereunder shall be a bona fide third party tenant that is not an Affiliate of Grantor, and (vi) such Lease shall not have a material adverse effect on the value of the Individual Property to which such Lease relates or the ability of Grantor to perform the Obligations. Any other Lease may be entered into or renewed or extended only with the consent of Beneficiary, which consent shall not be unreasonably withheld and which consent shall be deemed granted unless Beneficiary notifies Grantor within ten (10) Business Days of any request for such consent that it is withholding such consent.

                             1.20.11.4.

                      Grantor may, without the consent of the Beneficiary, amend, modify or waive the provisions of any Lease, provided that such action does not have a material adverse effect upon the value of any Individual Property, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Deed of Trust (including the requirements of Section 1.20.11.3 hereof) and a duplicate original or certified copy of the amendment, modification or waiver is delivered to the Beneficiary.

                             1.20.11.5.

                      Grantor may, without the consent of Beneficiary, terminate or permit the early termination of any Lease (other than a Material Lease) of space or accept surrender of all or any portion of the space demised under the Lease or acquire any Lease (other than a Material Lease) or reduce the rentals reserved under or shorten the term of any Lease (other than a Material Lease) so long as such action (taking into account the planned alternative uses of the space) does not materially adversely affect the value of any of the Property (it being agreed that termination of the Lease of a Tenant that is in default, after any applicable notice and cure periods, shall be considered to be for the benefit of any of the Property) or the ability of Grantor to perform the Obligations.

                             1.20.11.6.

                      Grantor shall not enter into any Lease with an Affiliate of Grantor at any of the Property, unless (i) the space is for the use and occupancy of one or more of such Affiliates, and (ii) the material terms of such Lease comply with the requirements set forth in Section 1.20.11.3 hereof; provided, however, that a reasonable amount of office space not in excess of two thousand five hundred (2500) net leaseable square feet in each Building can be provided to Beneficiary for the purpose of management of such Building and the Individual Property associated therewith at less than fair market rental or at no rental, at the Grantor's discretion. Grantor shall have the right, subject to the provisions of this Deed of Trust, to acquire Leases by way of assignment, surrender, acquisition or further sublease.

                             1.20.11.7.

                      Upon receipt by Beneficiary of a written request from Grantor therefor, Beneficiary shall execute and deliver to the tenant under any Lease (other than a Lease to an Affiliate of Grantor) existing on the date hereof or made in accordance with the provisions of this Section 1.20.11, a non-disturbance and attornment agreement in a form reasonably satisfactory to Beneficiary.

                             1.20.11.8.

                      Grantor shall not receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and a security deposit (including advance rents as or in lieu of a security deposit) may be required thereunder (provided that such deposits are maintained in accordance with applicable Laws and in accordance with the terms of this Deed of Trust and the Assignment of Leases and Rents executed in connection herewith), (ii) Grantor may receive and collect escalation, percentage rent and other charges in accordance with the terms of each Lease and (iii) Grantor may receive and collect more than one (1) month's rent in connection with a Tenant terminating its Lease if the termination of the Lease is permitted under this Deed of Trust.

                             1.20.11.9.

                      Grantor shall at all times hold monies representing security deposits under the Leases in the manner required by applicable Laws.

                      1.20.12. Assignment to Beneficiary Controlling

               The rights of Trustee in the Leases and the Rents created under Granting Clause (vi) of this Deed of Trust shall be subject to (i) the rights of Beneficiary in the Leases and the Rents created under this Section 1.20, and
(ii) the rights of Beneficiary in the Leases and the Rents created under the Assignment of Rents and Leases executed in connection herewith.


               1.21. Environmental Covenants and Representations

        Except as described in any report listed on Schedule 3.21 to the Loan Agreement, Grantor represents and covenants that:

                      1.21.1.

               The operations of Grantor at the Land and Improvements, and the Land and Improvements themselves, substantially comply with all applicable Environmental Laws;

                      1.21.2.

               Grantor will hereafter comply with and cause the Land and Improvements to comply with and use diligent efforts to cause its employees, agents and contractors on the Land or the Improvements to comply with all applicable Environmental Laws;

                      1.21.3.

        Grantor has obtained, and will hereafter maintain, all permits required by applicable Environmental Laws for the operations of Grantor at the Land and Improvements;

                      1.21.4.

               Neither the Land and Improvements nor the Grantor's operations thereat or thereon is subject to any order from or agreement with any governmental authority or private party with respect to the release or threatened release of Hazardous Materials from the Land and Improvements into the environment;

                      1.21.5.

               There are no pending or, to the best knowledge of the Grantor, threatened judicial or administrative proceedings alleging a violation of any Environmental Law with respect to the Land and Improvements or the Grantor's operations thereon;

                      1.21.6.

               None of the Grantor's operations at the Land and Improvements is the subject of any investigation by any governmental authority evaluating whether any remedial action is needed to respond to a release or threatened release of Hazardous Materials from the Land and Improvements into the environment;

                      1.21.7.

               Grantor has not filed any notice under any statute, regulation, or other governmental requirement with respect to the Land and Improvements indicating present treatment, storage or disposal of Hazardous Materials thereon; and

                      1.21.8.

               Grantor has not filed any notice under any applicable statute, regulation or other governmental requirement with respect to the Land and Improvements reporting a release of any Hazardous Materials from the Land and Improvements into the environment.

               1.22.  Release

                      1.22.1. Satisfaction of Obligations

        If Grantor shall pay the principal of and interest on the Mortgage Note in full at maturity or earlier as permitted in accordance with the terms of the Loan Agreement and this Deed of Trust and shall pay all other Obligations payable to Beneficiary by Grantor hereunder and under the other Loan Documents, then this Deed of Trust and all the other Loan Documents shall be discharged and satisfied or, to the extent not prohibited by law, assigned to Grantor or to any other Person at the Grantor's direction, at the Grantor's option, without representation, recourse or warranty, other than for the acts of the Beneficiary, at the expense of Grantor upon its written request, except that the indemnifications of Grantor in favor of Beneficiary set forth in Section 1.12 hereof and in the Environmental Indemnity Agreement shall survive as set forth therein. Concurrently with such release and satisfaction or assignment of this Deed of Trust and all the other Loan Documents, Beneficiary will return to Grantor the Mortgage Note and all title and other insurance policies relating to the Property and, on the written request and at the expense of the Grantor, will execute and deliver such proper instruments of release (including, without limitation, appropriate U.C.C. termination statements) as may reasonably be requested by Grantor to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by Beneficiary and duly recorded in the places where this Deed of Trust and each other Security Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Deed of Trust and the other Loan Documents. Any release of this Deed of Trust with respect to the Property pursuant to Section 1.22.2 shall be effected in accordance with the same procedures specified in the immediately preceding two sentences to the extent applicable to such release.

                      1.22.2. Release of Building; Partial Releases

        Grantor shall further be entitled to partial release of the Lien hereof in the circumstances and on the conditions specified in Section 2.8, Section 2.9, Section 2.10 and Section 11 of the Loan Agreement as it relates to a particular Individual Property and to a release of the Lien hereof in the circumstances and on the conditions specified in Section 2.7 of the Loan Agreement. Beneficiary shall also grant partial releases of the Lien hereof on certain Property to be sold under Section 1.23 of this Deed of Trust, contemporaneously with such sales, provided the conditions set forth in said
Section 1.23 are satisfied.


               1.23.  Transfers, Indebtedness and Subordinate Liens

                      1.23.1. Transfers

                      (i) Unless such action is permitted by the provisions of this Section 1.23, Grantor will not (1) sell, assign, convey, transfer or otherwise dispose of or encumber the Property or any of the Grantor's right, title or interest therein, (2) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Property, (3) file a declaration of condominium with respect to any of the Property or (4) permit the transfer or assignment of any interest in the Grantor.

                      (ii) Notwithstanding the provisions of Section 1.23.1(i), Grantor may transfer or dispose of Fixtures that are either being replaced or that are no longer necessary in connection with the operation of the Property free from the interest of Beneficiary under this Deed of Trust, provided that such transfer or disposal will not adversely affect the value of any of the Property, and will not materially impair the utility of any of the Property, in either case as a result thereof, and provided that any new Fixtures acquired by Grantor (and not so disposed of) shall be subject to the interest of Beneficiary under this Deed of Trust (unless leased to the Grantor, in which case the Grantor's interest in such lease shall be collaterally assigned to the Beneficiary). Beneficiary shall, from time to time, upon receipt of a certificate of an officer of the Grantor requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to it to confirm that such Fixtures which are to be, or have been, sold or disposed of are free from the interest of Beneficiary under this Deed of Trust.

                      1.23.2. Indebtedness

        Grantor shall not incur, create or assume any Indebtedness other than Permitted Debt (as defined in the Loan Agreement).

                      1.23.3. Additional Permitted Transfers

        Notwithstanding the foregoing provisions of this Section 1.23.1, Grantor without the consent of Beneficiary may (i) make transfers of portions of the Property (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any federal, state or local government or any political subdivision thereof in connection with (and in lieu of) Takings of any portion of the Property for dedication or public use (and proceeds of any such transfer shall be deemed to be an Award subject to the provisions of Section 1.9 hereof), and (ii) dedicate portions of the Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar limited purposes benefiting the Property, provided, that no transfer, conveyance or other encumbrance set forth in the foregoing clauses (i) and (ii) shall impair the utility and operation of any Individual Property, adversely affect the value of any Individual Property, or cause any Individual Property to be in violation of any applicable laws in each case taken as a whole. Beneficiary hereby agrees to execute and deliver any instrument reasonably necessary or appropriate to evidence any desired consent to said action and, in the case of any transfers of fee interests referred to in clauses (i) or (ii) of the first sentence of this Section 1.23.3, to release the portion of the Land affected by such Taking or such transfer from the Lien of this Deed of Trust upon receipt by Beneficiary of:

                      (1) a copy of the instrument of transfer;

                      (2) a certificate of an officer of the Grantor stating (x)
               with respect to any Taking, the consideration, if any, being paid for the transfer and (y) that such transfer does not materially impair the utility and operation of the Land, reduce its value or cause any Individual Property to be in violation of any applicable laws, including laws relating to the number of parking spaces at the applicable Building; and

                      (3) as to any Taking or transfers under clauses (i) or
               (ii), an endorsement to Beneficiary's title insurance policy insuring that the priority of the Lien of this Deed of Trust is unaffected by reason of the fact that a portion of the Land has been released from the Lien of this Deed of Trust, the cost of any such endorsement to be paid for by the Grantor.

        All proceeds from any Takings shall be applied in accordance with the provisions of Section 1.9 hereof.

                      1.23.4. Delivery of Documents to the Beneficiary

        No more than fifteen (15) days after the completion of any transaction subject to this Section 1.23, Grantor shall provide Beneficiary with copies of executed deeds, mortgages and such other similar closing documents as may be reasonably requested by Beneficiary.

               1.24.  Utility Services

        Grantor will pay or cause to be paid when due all charges for all public or private utility services, all public or private highway services, all public or private communication services and all sprinkler systems and protective services at any time rendered to or in connection with the Property or any part thereof and which are incurred by or on behalf of Grantor.


                                   ARTICLE II


2.      EVENTS OF DEFAULT

        Grantor hereby agrees that the occurrence of any one or more of the following shall constitute an Event of Default ("Event of Default") under this Deed of Trust, entitling the Beneficiary, its successors and assigns, to exercise the remedies set forth in Article III hereof, and any other remedies available at law, in equity, or under the other Security Documents:

               2.1.   Payment Default

               (a) Failure by Grantor to make any payment of principal, interest, Defeasance Deposit or Yield Maintenance Payment due on the Mortgage Note when the same shall become due and payable (whether at maturity, on a date fixed for any payment or prepayment thereof, upon acceleration or otherwise) or
(b) failure by Grantor to make any other payment required under the Mortgage Note, this Deed of Trust, or any other Loan Document when due; or

               2.2.   Material Breach of Representation and Warranty

        Any representation or warranty made by Grantor in this Deed of Trust or any other Loan Document shall fail to have been true in any material and adverse respect when made, which failure remains uncured for a period of thirty (30) days after receipt of written notice of such failure; provided, however, that it shall not be an Event of Default if such failure is curable but is not reasonably capable of being cured within such thirty (30) day period but Grantor shall have promptly commenced to cure within such thirty (30) day period and thereafter diligently pursues such cure to completion (but in no event later than one hundred eighty (180) days after receipt of such written notice); or

               2.3.   Material Breach of Covenant

        Grantor shall fail to perform or comply in any material and adverse respect with any non-monetary term, covenant or condition imposed in this Deed of Trust or any other Loan Document, (a) which failure remains uncured for a period of thirty (30) days after the Grantor's receipt of written notice of such failure, or (b) in the case of any failure or breach of covenant relating to the payment of taxes or maintenance of insurance as provided herein, which failure remains uncured for a period of ten (10) days after receipt of written notice by Grantor of such failure; provided, however, that, in the case of clause (a), it shall not be an Event of Default if such failure is curable but is not reasonably susceptible of being cured within such thirty (30) day period but Grantor promptly commences to cure within such thirty (30) day period and thereafter diligently pursues such cure to completion (but in no event later than one hundred eighty (180) days after receipt of such written notice); or

               2.4.   Event of Default Under Loan Agreement

        The occurrence of an "Event of Default" under the Loan Agreement.


                                   ARTICLE III


3.      REMEDIES


               3.1.   Legal Proceedings; Cost of Enforcement

                      3.1.1. Legal Proceedings

        If an Event of Default shall have occurred and be continuing, Beneficiary or the Trustee may institute proceedings for the complete or partial foreclosure of this Deed of Trust or take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Mortgage Note or in this Deed of Trust (without being required to foreclose this Deed of Trust), or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

                      3.1.2. Cost of Enforcement

        Grantor shall pay within ten (10) days after written demand therefor all costs and expenses (including, without limitation, attorneys' fees and charges) incurred by or on behalf of Beneficiary or the Trustee in enforcing or sustaining the lien of this Deed of Trust or the priority thereof, the Mortgage Note, or any and all other Loan Documents, or occasioned by any Event of Default. Such costs and expenses shall constitute Obligations secured by this Deed of Trust, payable on demand and shall bear interest at the Default Interest Rate from the time of demand until paid.

               3.2.   Acceleration

        If an Event of Default shall have occurred and be continuing, regardless of the pendency of any proceeding which has or might have the effect of preventing Grantor from complying with the terms of this Deed of Trust, the Mortgage Note, or any other Loan Document, then, in any such event, the entire unpaid amount of the indebtedness evidenced by the Mortgage Note, this Deed of Trust or any other Loan Documents, and any other unpaid sum secured by this Deed of Trust, shall, at the option of Beneficiary become immediately due and payable in full without presentment, demand, protest or notice, all of which are hereby waived by Grantor (except to the extent notice is expressly required herein) and shall thereafter bear interest at the Default Interest Rate.

               3.3.   Right to Perform Grantor's Covenants, Etc.

        If Grantor shall fail to make any payment or perform any act required to be made or performed under this Deed of Trust, the Mortgage Note, or any other Loan Document, within ten (10) days after written notice thereof (or such shorter notice as shall be required to avoid a material impairment in the value of the Property or in the Beneficiary's security, and without notice where required to avoid such impairment), Beneficiary (or the Trustee at the request of the Beneficiary, as applicable), without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) make such payment or perform such act for the account, and at the expense, of Grantor and may enter upon the Property or any part thereof for such purpose and take all such actions thereon as, in the reasonable opinion of the Beneficiary, may be necessary or appropriate therefor. All sums so paid by Beneficiary or the Trustee and all costs and expenses (including, without limitation, reasonable attorneys' fees and charges) so incurred, shall constitute part of the Obligations secured by this Deed of Trust and shall be paid by Grantor to Beneficiary or the Trustee upon demand and, if not so paid within ten (10) days after demand, shall thereafter bear interest at the Default Interest Rate.

               3.4.   Possession Upon Default

                      3.4.1. Surrender or Taking of Possession

        If an Event of Default shall have occurred and be continuing, the Grantor, upon demand of the Beneficiary, shall forthwith surrender to Beneficiary or to the Trustee, as applicable, the actual possession of the Property or any part thereof from time to time (without limit as to the number of times) as may be designated by Beneficiary or the Trustee and, to the extent permitted by law, Beneficiary or the Trustee may enter and take possession of all or any such part of the Property and may exclude Grantor and the Grantor's agents and invitees wholly therefrom. If Grantor shall fail to surrender to Beneficiary or to the Trustee, as applicable, the actual possession of such Property upon demand, then Beneficiary or the Trustee, to the extent permitted under applicable law, without further notice, may (1) enter upon and take possession of the Property or any part thereof by force, summary proceedings, ejectment or otherwise; (2) remove Grantor and all other persons from the Property; and (3) remove from the Property any and all property owned by third parties (so long as reasonable measures for the safekeeping of such third party property are taken).

                      3.4.2. Entering into Possession

        Upon every such entering and taking of possession, Beneficiary or the Trustee, as applicable, may hold, store, use, operate, manage, control, and maintain the Property and conduct the business thereof, which right shall include, without limitation, the right to (1) make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase and otherwise acquire additional fixtures, personalty, and other property as may be necessary to preserve, maintain or restore the value thereof to the condition required herein or in any other Loan Document;
(2) insure the Property or keep the Property insured; (3) manage and operate the Property and exercise all the rights and powers of the Grantor, in its name or otherwise, with respect to the Property; and (4) enter into any agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary or the Trustee, all as Beneficiary or the Trustee may from time to time determine to be necessary or desirable. Beneficiary or the Trustee also may collect and receive all of the earnings, income, rents, profits, issues and revenues of the Property or any part thereof, including those past due as well as those accruing thereafter; provided, however, that any amount so received by Beneficiary or the Trustee shall be applied as provided in Section 3.12 hereof. Beneficiary or the Trustee shall not be liable for or by reason of any such entry, taking of possession or removal, or holding, operation or management, except for liability arising out of the gross negligence or willful misconduct of the Beneficiary, the Trustee, or the agents, officers, directors or employees of Beneficiary or the Trustee. All sums expended by Beneficiary or the Trustee pursuant to this Section 3.4.2, including any such amount in excess of the principal amount of the Mortgage Note, shall be deemed to have been advanced to Grantor by the Beneficiary, shall be secured by this Deed of Trust and shall be paid by Grantor to Beneficiary upon demand therefor and, if not so paid within ten (10) days after written demand, shall thereafter bear interest at the Default Interest Rate.

                      3.4.3. Satisfaction of Default

        Whenever all Events of Default have been cured and satisfied, Beneficiary may, in its sole and absolute discretion, upon receipt of a written request therefor from Grantor, surrender possession or direct the Trustee, to surrender possession of the Property to Grantor, provided that the right of Beneficiary or the Trustee, as applicable, to take possession of the Property from time to time pursuant to Section 3.4.1 shall continue to exist unimpaired and undiminished if any subsequent Event of Default shall occur and be continuing.

               3.5.   Sale of Property

               Beneficiary or the Trustee may cause the Property and all estate, right, title and interest, claim and demand therein, or any part thereof to be sold as follows:

                      3.5.1.

               Beneficiary may proceed as if all of the Property were real property, in accordance with Section 3.5.4 below, or Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the premises without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with Section 3.5.3 below, separate and apart from the sale of real property, with the remainder of the Property being treated as real property.

                      3.5.2.

               Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided (or required by law) or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest.

                      3.5.3.

               Should Beneficiary elect to cause any of the Property to be disposed of as personal property as permitted by Section 3.5.1 above, it may dispose of any part thereof in any manner now or hereafter permitted by Division 9 of the U.C.C. or in accordance with any other remedy provided by law. Both Grantor and Beneficiary shall be eligible to purchase any part of all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may so elect, subject to the provisions of the UCC. Beneficiary shall give Grantor at least five (5) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Grantor it shall constitute reasonable notice to Grantor.

                      3.5.4.

               Should Beneficiary elect to sell the Property which is real property or which Beneficiary has elected to treat as real property, upon such election Beneficiary or the Trustee shall give such Notice of Default and Election to Sell (a "Notice of Sale") as may then be required by law. Thereafter, upon the expiration of such time and the giving of such Notice of Sale as may then be required by law, the Trustee, at the time and place specified in the Notice of Sale, shall sell such Property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money or the United States, subject, however, to the provisions of Section 3.5.5 below. Beneficiary may, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Property consists of several lots or parcels, Beneficiary may designate the order in which such lots or parcels may be offered for sale or sold, and may direct that such property be sold in one parcel, as an entirety, or in such parcels as Beneficiary, in its sole discretion, may elect. Grantor expressly waives any right which it may have to direct the order in which any of the Property shall be sold, and its rights, if any, to require that the Property be sold as separate tracts, lots, units or parcels. Any person, including Grantor, the Trustee or Beneficiary, may purchase at the sale. Upon any sale, the Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

                      3.5.5.

               Upon any sale of the Property, whether made under a power of sale herein granted or pursuant to judicial proceedings, if the holder of the Mortgage Note is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the indebtedness then secured hereby for or in settlement or payment of all or any portion of the purchase price of the property purchased.

                      3.5.6.

               In the event of a sale or other disposition of any such Property or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals in the deed or deeds of facts (such as of a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.


               3.6.   Appointment of Receiver

        Beneficiary shall be entitled, as a matter of strict right, without notice and upon ex parte application, and without regard to the value or occupancy of the security, or the solvency of Grantor, or the adequacy of the Property or other collateral as security for the Mortgage Note, to have a receiver appointed to enter upon and take possession of the Property, collect the Rents and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of the jurisdiction in which the Property is located. Grantor hereby waives any requirements on the receiver or Beneficiary to post any surety or other bond. Beneficiary or the receiver may also take possession of, and for these purposes use, any and all personalty which is a part of the Property and used by Grantor in the rental or leasing thereof or any part thereof. The expense (including the receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Indenture. To the extent not prohibited by applicable law, Beneficiary shall (after payment of all costs and expenses incurred) apply such Rents received by it in the order set forth in
Section 3.12 of this Deed of Trust. The right to enter and take possession of the Property, to manage and operate the same, and to collect the Rents, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and many be exercised concurrently therewith or independently thereof. Beneficiary shall be liable to account only for such Rents actually received by Beneficiary.


               3.7.   Trustees Authorized to Execute Deeds, Etc.

        Grantor irrevocably appoints the Trustee its true and lawful attorneys-in-fact, with full power of substitution, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Deed of Trust pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such certificates, deeds, bills of sale, assignments, and other instruments as the Trustee may reasonably consider necessary or appropriate. Grantor hereby ratifies and confirms all that such attorneys-in-fact or any substitute therefor shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or any purchaser, Grantor shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Trustee or such purchaser all proper certificates, deeds, bills of sale, assignments, releases, and other instruments as may reasonably be designated in any such request.

               3.8.   Purchase of the Property by the Beneficiary

        Beneficiary may be a purchaser of the Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder (subject to applicable provisions of the U.C.C.), and may apply upon the purchase price the indebtedness secured hereby owing to the Beneficiary. Beneficiary shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Deed of Trust and, to the fullest extent permitted by applicable law, free of all rights of redemption in Grantor and free of all liens and encumbrances subordinate to this Deed of Trust.

               3.9.   Foreclosure of Personalty

        Upon the occurrence and during the continuation of an Event of Default, should Beneficiary or the Trustee, as applicable, elect to cause any of the Property to be disposed of as personal property because the same consists of a right of action or property that can be severed from the Land or the Improvements without causing material damage thereto, Beneficiary, or the Trustee, as applicable, may dispose of all or any part thereof in any manner now or hereafter permitted under the U.C.C. or in accordance with any other remedy provided by law. Any such disposition may be conducted by an employee or agent of Beneficiary or the Trustee. Beneficiary or the Trustee shall be entitled to purchase any part or all of such property at such disposition. Any such disposition may be by public or private sale as Beneficiary or the Trustee may so elect, subject to the provisions of the U.C.C. Beneficiary shall have all the rights and remedies of a secured party under the U.C.C. Expenses of retaking, holding, preparing for sale, selling or the like shall include Beneficiary's and the Trustee's attorneys' and accountants' fees and charges. Upon the occurrence and during the continuation of any Event of Default, the Grantor, upon demand of Beneficiary or the Trustee shall assemble such personal property and make it available to Beneficiary and the Trustee at any of the Land, or at a place which is deemed to be reasonably convenient to Beneficiary or the Trustee. It is agreed that ten (10) days prior written notice to Grantor of the time and place of any public sale or other disposition of such property or the time at or after which any private sale or any other intended disposition is to be made shall constitute commercially reasonable notice.

               3.10.  Receipt a Sufficient Discharge to Purchaser

        Upon any sale of the Property or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, the receipt of the officer making the sale under judicial proceedings or of the Trustee or auctioneer in the event of a private sale shall be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

               3.11.  Sale Shall be a Bar Against Grantor

        The sale of all or any portion of the Property in connection with the exercise of remedies under this Deed of Trust after the Mortgage Note becomes due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, shall, upon the expiration of any applicable redemption period, to the full extent legally permitted, forever be a perpetual bar against Grantor asserting any claim to title to such portion of the Property so sold.

               3.12.  Application of Proceeds of Sale and Other Monies

        The proceeds of any sale of the Property or of any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, together with any other monies at any time held by Beneficiary or the Trustee, as applicable, pursuant to this Deed of Trust, the Mortgage Note, or any Loan Document, shall, unless otherwise elected by Beneficiary in its sole discretion or unless otherwise required by applicable law, be applied in the manner and in the order set forth in Section 2.4.3 of the Loan Agreement.

               3.13.  Remedies Cumulative

        Each of the rights, powers, and remedies provided herein are intended and are hereby deemed to be cumulative, concurrent and in addition to, and not in limitation of, those rights, powers, and remedies provided elsewhere hereunder or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. If the Obligations are secured by more than one property, lot, or parcel pursuant to this Deed of Trust, or any other Deed of Trust or Security Document, and if this Deed of Trust or any other Security Document is foreclosed upon, or if Beneficiary or the Trustee shall exercise the power of sale or any other remedy granted herein, execution may be made upon, or Beneficiary or the Trustee may exercise their power of sale against, any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same, and sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the Beneficiary's or the Trustee's election. In the event of a foreclosure of this Deed of Trust or any other Security Document, the obligations then due shall not be merged into any decree of foreclosure entered by the court, and Beneficiary or the Trustee may concurrently or subsequently seek to foreclose one or more other Security Document which also secure said Obligations listed hereby or thereby.

               3.14.  No Waiver, Etc.

        No failure by Beneficiary or the Trustee to insist upon the strict performance of any term hereof or to exercise any right, remedy, power or privilege provided herein or by statute or at law or in equity or otherwise, nor delay therein, shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The waiver of any Event of Default hereunder shall not impair the rights of Beneficiary or the Trustee to enforce any concurrent or future Event of Default, whether similar or dissimilar to the Event of Default waived, or otherwise affect or alter this Deed of Trust, which shall continue in full force and effect.

        3.15. Cross-Collateralization; Waiver of Marshalling, Appraisal,
Valuation

        Grantor acknowledges that the Obligations are secured by this Deed of Trust, an Assignment of Leases and Rents and various other documents or instruments securing or evidencing the Loan. Upon the occurrence of an

Event of Default, Beneficiary shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Deed of Trust and any or all of the other Security Documents, whether by court action, power of sale or otherwise, under any applicable provisions of law, for all of the indebtedness secured by the Security Documents or the portion of such indebtedness allocated to the Property, and the liens and the security interests created by the Security Documents shall continue in full force and effect as to the Buildings (and the property related thereto) not foreclosed, without loss of priority securing that portion of the indebtedness then due and payable and still outstanding. Grantor acknowledges that the Buildings are located in four
(4) different counties in the State of California and agrees that, subject to
Section 3.5 of this Deed of Trust, upon the occurrence and during the continuation of an Event of Default hereunder Beneficiary shall be entitled to enforce payment of the indebtedness secured by the Security Documents and the performance of any term, covenant or condition of the Security Documents and exercise any and all rights and remedies under the Security Documents or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Beneficiary in its sole discretion, in any one or more counties in which the Buildings are located. Neither the acceptance of this Deed of Trust or the other Security Documents nor the enforcement thereof in any one state, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Mortgage Note, this Deed of Trust or the other Security Documents through one or more additional proceedings in that state or in any other state. Any and all sums received by Beneficiary under the Mortgage Note, this Deed of Trust or the other Security Documents shall be applied toward the repayment of the Obligations in such order and priority as Beneficiary shall determine, consistent with the requirements of the Security Documents, but otherwise without regard to the Allocated Loan Amount applicable to each Individual Property or the appraised value of any of the Individual Properties. Grantor hereby waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require, upon foreclosure, sales of assets in a particular order. Each successor and assign of the Grantor, including a holder of a Lien subordinate to the Lien created hereby (without implying that Grantor has, except as expressly provided herein, a right to grant an interest in, or a subordinate Lien on, any of the Property), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. Grantor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force.

        GRANTOR HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA LAW TO REPAY THE MORTGAGE NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MORTGAGE NOTE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE MORTGAGE NOTE IS MADE INCLUDING WITHOUT LIMITATION UPON OR FOLLOWING ANY ACCELERATION OF THE MORTGAGE NOTE BY BENEFICIARY ON ACCOUNT OF ANY DEFAULT BY GRANTOR INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THIS DEED OF TRUST, THEN GRANTOR HEREBY DECLARES THAT (1) EACH OF THE FACTUAL MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT, (2) BENEFICIARY'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE MORTGAGE NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY GRANTOR AND BENEFICIARY, (3) GRANTOR IS A SOPHISTICATED AND KNOWLEDGEABLE REAL ESTATE INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL AND (4) GRANTOR FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER AND AGREEMENT.



                                                --------------------
                                                GRANTOR INITIALS


                                   ARTICLE IV


4.      CONCERNING TRUSTEES

               4.1.   Acts of One Trustee Valid

        In the event at any time there is more than one Trustee hereunder, any Trustee may act without the joining of any other Trustee under any provision of this Deed of Trust with the same effect as if all Trustees under this Deed of Trust acted jointly, and the act of any Trustee acting separately shall be binding and conclusive upon all Trustees and all other parties in interest.

               4.2.   Removal and Substitution of Trustees

        In the event at any time there is more than one Trustee hereunder, any Trustee or any successor Trustee hereunder may at any time resign as a Trustee or successor Trustees under this Deed of Trust upon the delivery of written notice of such resignation to the Beneficiary. Beneficiary shall have, and is hereby granted by Grantor, with warranty of further assurances, the irrevocable power to remove the Trustees or any of them, without cause and without specifying the reason therefor, by delivering a written instrument or instruments to such effect to the Trustees and, if required by law, to Grantor, and to appoint a successor Trustee or Trustees by delivering a written instrument or instruments to such effect to such successor Trustee or Trustees and by filing a substitution of trustee for recordation in the office where this Deed of Trust is recorded. Such power of removal and appointment may be exercised as often and whenever Beneficiary deems it advisable, and the exercise of such power, no matter how often exercised, shall not be an exhaustion thereof. Upon the recordation of such deed or deeds of appointment, the Trustee or Trustees so appointed shall thereupon, without any further act or deed or conveyance, be fully vested with identically the same title and estate in and to the Property and with all of the rights, powers, trusts and duties of their, his or its predecessors in the trust hereunder, with like effect as if originally named as the Trustee or one of the Trustees hereunder. After the recordation of such deed or deeds of appointment, the Trustee or Trustees who have been removed shall, at the expense of the Grantor, duly assign, transfer, and deliver to such successor Trustee or Trustees all monies at the time held hereunder by such Trustee or Trustees who have been removed, and shall execute and deliver such proper instruments as reasonably may be requested by Beneficiary or the successor Trustee or Trustees to evidence such assignment, transfer, and delivery. Whenever in this Deed of Trust reference is made to the Trustees or a Trustee, it shall be construed to mean the Trustees or the Trustee for the time being, whether original or successor or successors in trust and, as the context may require, to any one of such Trustees acting alone.

               4.3.   Trustee's Compensation, Expenses, Etc.

        Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trust hereby created in an amount not to exceed the maximum amount permitted by law and Grantor hereby agrees to pay same.


                                    ARTICLE V

5.      MISCELLANEOUS


               5.1.   Notices

        All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Deed of Trust) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, sent by facsimile transmission with confirmation of receipt or delivery, sent by nationally recognized overnight courier, or delivered by hand, addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):

               if to Grantor:               Arden Realty Finance III, L.L.C.

                                            11601 Wilshire Boulevard
                                            Suite 401
                                            Los Angeles, California  90025
                                            Attention:  Diana M. Laing

               if to Beneficiary:           Lehman Brothers Realty Corporation
                                            Three World Financial Center
                                            New York, New York 10285
                                            Attention:  Commercial Mortgage Loan
                                                        Surveillance
                                            Fax:  (212) 528-6659

               if to Trustee:               Commonwealth Land Title Company
                                            55 South Lake Avenue
                                            Suite 600
                                            Pasadena, California  91101
                                            Attention:  William F. Hunter, Esq.
                                            Fax:  (626) 449-9957

               The Grantor, Beneficiary or the Trustee may from time to time, by notice in writing served upon the others as described above, designate a different mailing address to which all such notices or demands or communications are thereafter to be addressed and delivered.

               Grantor hereby requests that a copy of any notice of default and every notice of sale hereunder be mailed to it as provided by law at Grantor's address set forth in this Section 5.1.


               5.2. Invalidity of Any Provision; Entire Agreement

        All rights, powers and remedies provided herein may be exercised only to the extent the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. The invalidity of any one or more phrases, sentences, clauses, paragraphs or Sections hereof shall not affect the remaining portions of this Deed of Trust or any part thereof. In the event that one or more of the phrases, sentences, clauses, paragraphs or Sections contained herein shall be invalid, or would operate to render this Deed of Trust invalid, this Deed of Trust shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs or Section or Sections had not been inserted. This Deed of Trust including the Exhibits hereto, and the other documents and instruments referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or written agreements, commitments or understandings with respect to such matters.

               5.3. Amendment

        This Deed of Trust shall not be amended, altered, modified, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such amendment, alteration, modification, waiver, discharge or termination is sought.


               5.4. Parties Bound and Benefited

        This Deed of Trust shall be binding upon and be enforceable against Grantor and Beneficiary and their respective successors and assigns, and shall be enforceable by and inure to the benefit of Beneficiary and its successors and assigns, and Grantor and its successors and permitted assigns.


               5.5. Effect of Renewal, Amendment, Waiver, Etc.

        The Beneficiary, at its option, may at any time renew or extend this Deed of Trust or the Mortgage Note or any other obligation secured hereby or, with the consent of the Grantor, alter or modify the same in any way, and may waive any of the covenants and conditions of the Mortgage Note or this Deed of Trust imposing obligations on the Grantor, in whole or in part, either at the request of Grantor or any other person then having an interest in the Property or in any way liable on the indebtedness secured hereby, and may take other security for said indebtedness or release any portion of the Property covered hereby, or release any party primarily or secondarily liable on the Mortgage Note or hereunder or on any such other security, and may grant extensions or indulgences in relation to the Mortgage Note and this Deed of Trust and the payment thereof, or may apply to the principal or interest of the indebtedness or other sums secured hereby any part or all of the proceeds obtained by sale or otherwise as herein provided, without resort or regard to any other security, all without in any way releasing Grantor from any of the covenants, agreements or conditions of the Mortgage Note, this Deed of Trust or any other Loan Document or affecting the lien hereof or thereof on the Property or impairing Beneficiary's or the Trustee's ability to proceed against the Grantor's interests in the Property in such manner and at such times as Beneficiary may see fit, upon the occurrence and during the continuation of an Event of Default.

               5.6. Estoppel Certificates

               (a) If requested by Beneficiary or the Trustee Grantor will furnish Beneficiary or the Trustee within fifteen (15) days after written demand therefor, an estoppel certificate or a written statement which shall set forth the amount due under the Mortgage Note (whether of principal, interest or any other amount) and shall indicate whether any offsets or defenses exist against the payment of the indebtedness secured hereby and, if any offsets or defenses are alleged to exist, a detailed description of such alleged offsets or defenses and the amount or amounts thereof.

               (b) Grantor shall use its best efforts to deliver to the Beneficiary, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Beneficiary attesting to such facts regarding the Leases as Beneficiary may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one (1) month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.


               5.7. Headings

        Article, Section and subsection headings contained in this Deed of Trust are inserted for convenience of reference only, shall not be deemed to be a part of this Deed of Trust for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


               5.8. Pronouns

        All pronouns and other words and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity or the context may require.


               5.9. Governing Law; Service of Process

               (a) This Deed of Trust, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, except that, for purposes of determining the creation, validity, priority and enforcement of the Lien created hereby and the exercise of remedies hereunder in connection with such Lien, the law of the State in which the Land is located shall govern.

               (b) Grantor will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Beneficiary of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Grantor further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Grantor available to be served, and if it at that time has no place of business in New York, New York, then Grantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

               (c) Grantor initially and irrevocably designates CT Corporation System with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive for and on behalf of Grantor service of process in New York, New York with respect to this Deed of Trust.


               5.10. Waiver of Jury Trial

        THE PARTIES HERETO WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE MORTGAGE NOTE, OR UNDER ANY LOAN DOCUMENT RELATING TO ANY OF THE FOREGOING.


               5.11.  Limitation of Liability

        Notwithstanding any contrary provision in any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this Section
5.11 or in any Section of any Loan Document that is substantially similar to this Section 5.11, there shall be no recourse to the assets of Grantor (other than against the Property and any other property given as security for payment of the Mortgage Note) for (i) the payment of principal, interest, Defeasance Deposits, Yield Maintenance Payments or other charges hereunder or under the Mortgage Note or for any other amount that is or may become due and owing to Beneficiary by Grantor under this Deed of Trust or any of the other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, Beneficiary agrees to proceed solely against the Property and any other property given as security for payment of the Mortgage Note, and Beneficiary shall not seek or claim recourse against Grantor or any Member (other than against the Property and any other property given as security for payment of the Mortgage Note) for any deficiency or for any personal judgment after a foreclosure of the lien of this Deed of Trust or other Security Documents or for the performance or discharge of any covenants or undertakings of Grantor hereunder or under any of the other Loan Documents (except that Grantor may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under this Deed of Trust or other Security Documents). Notwithstanding the foregoing, nothing contained in this Section 5.11 shall relieve Grantor or any Member of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made by Grantor in this Deed of Trust that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the Members, Arden OP, the Manager or any Affiliate of any of them in violation of the provisions of the Loan Documents, (C) fraud or breach of trust including misapplication of Loan proceeds or Awards or other sums that are part of the Property that may come into the possession or control of Grantor or the a Member or any Affiliate of any of them, (D) liability of such person under the Environmental Indemnity Agreement or (E) following the occurrence of a Lockbox Event, the willful failure of Grantor to instruct tenants of the Mortgaged Properties to make payments of Rents into the Lockbox Account or the failure of Grantor or the Manager to deposit payments of Rents received by Grantor or the Manager into the Lockbox Account promptly upon receipt thereof. It is hereby expressly agreed that no director, officer, shareholder, partner, member or employee of Grantor or a Member, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of Grantor or a Member, whether disclosed or undisclosed, shall have any personal liability under this Deed of Trust or any of the other Loan Documents, except as personal liability may be specifically imposed upon a signatory to any Loan Document. It is the intention of the parties hereto that this Section 5.11 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this Section 5.11 in any provision of the Loan Documents or the absence of any Section similar to this Section 5.11 in any Loan Document shall not be construed to deny the application of this Section
5.11 to such
provision, notwithstanding the presence of explicit reference to this Section
5.11 in other provisions of the Loan Documents.

               5.12. Assignment to Finance Trustee

                      5.12.1.Anticipated Assignment

        Grantor acknowledges and agrees that, without limiting Beneficiary's rights otherwise to assign this Deed of Trust and all other Loan Documents, this Deed of Trust may be assigned together with all other Loan Documents, and along with mortgage loans made to other borrowers, to the Finance Trustee, as trustee under the Pooling and Servicing Agreement, and, pursuant to the Pooling and Servicing Agreement, the Servicer will be appointed to service this Deed of Trust and the other Loan Documents as provided therein. Upon such assignment, the Finance Trustee shall for all purposes be the sole Beneficiary hereunder (and all references herein to Beneficiary shall be deemed to refer to the Finance Trustee) and the Finance Trustee, or the Servicer on behalf of the Finance Trustee shall, among other things, (i) have the sole and exclusive benefit of and the right and power to exercise, or to direct the exercise of, all the rights and remedies of Beneficiary hereunder and under the other Security Documents, including the right to inspect the Property, to receive notices and financial information, to grant or withhold consents or approvals, to benefit from indemnities, to receive, hold and apply proceeds or any other amount or property provided by Grantor hereunder, and, upon the occurrence and during the continuation of an Event of Default, to take any action required or permitted of Beneficiary, all in the Finance Trustee's or Servicer's own name, and to exercise all other rights and remedies of Beneficiary hereunder, (ii) be bound by all the terms hereof which apply to Beneficiary, and (iii) except to the extent otherwise specified or required herein or in the Pooling and Servicing Agreement, if applicable, including any action or inaction required to maintain the status of a portion of any trust fund of which the Mortgage Note and other Loan Documents are a part as a qualified real estate mortgage investment conduit under U.S. tax law or any action or inaction at the direction of the Holders or as a result of the failure of the Holders to so direct, act in a commercially reasonable manner in making any determination called for of it under this Deed of Trust or the other Loan Documents or in granting or withholding any approval or consent called for under or requested pursuant to this Deed of Trust.

                      5.12.2.Recognition of Finance Trustee as Beneficiary

        Grantor hereby acknowledges the foregoing and agrees to be bound to the Finance Trustee, upon such assignment, recognizing the Finance Trustee as Beneficiary hereunder as if the Finance Trustee were named in this Deed of Trust as the Beneficiary, recognizing that the Servicer is entitled to act on behalf of the Finance Trustee and the Holders under and as provided in the Pooling and Servicing Agreement and is entitled to and shall receive all notices, financial and other information, agreements and other documents to be delivered to Beneficiary hereunder or under any of the other Loan Documents. Upon the assignment contemplated by Section 5.12.1 hereof, Grantor's obligations to Beneficiary specified in this Deed of Trust shall be satisfied by tendering full and timely payment or performance thereof to the Finance Trustee or, if directed by the Finance Trustee, the Servicer. With respect to delivery by Beneficiary of documents and other written material, Beneficiary shall have only the obligations expressly required of Beneficiary herein or in the other Loan Documents or in the Pooling and Servicing Agreement. All rights and remedies of the Finance Trustee as Beneficiary hereunder, including all indemnities running to Beneficiary, shall also operate for the benefit of the Servicer and the Holders and shall be exercised by the Finance Trustee and the Servicer in accordance with and subject to the terms and conditions set forth in the Pooling and Servicing Agreement. Grantor acknowledges and agrees that, until Grantor has received notice to the contrary from the Finance Trustee, all deliveries and notifications to be made by Grantor to the Finance Trustee pursuant to this Deed of Trust or any other Loan Document, shall be made to the Servicer only and not to the Finance Trustee.

                      5.12.3.Delivery of Amounts to Servicer

        Following the assignment contemplated by Section 5.12.3 hereof, any amounts to be delivered to Beneficiary pursuant to Sections 1.8, 1.9 or 1.11 hereof shall be delivered to the Servicer and shall be held by the

Servicer in segregated subaccounts of the Cash Collateral Account (as defined in the Loan Agreement) for application in accordance with said Sections and in accordance with the Cash Management Procedures.

                                   ARTICLE VI

6.      DEFINITIONS


               6.1.   Certain Defined Terms

        Wherever used in this Deed of Trust the capitalized terms set forth below shall have the meanings ascribed to them below (or in the Sections of this Deed of Trust or any other Loan Document referred to below) such definitions to be equally applicable to the singular and plural forms of the terms defined below. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

        "Access Laws" has the meaning set forth in Section 1.19 hereof.

        "Affiliate" has the meaning set forth in the Loan Agreement.

        "Allocated Loan Amount" has the meaning set forth in the Loan Agreement.

        "Alteration" has the meaning set forth in Section 1.11.1 hereof.

        "Assignment" has the meaning set forth in the Loan Agreement.

        "Award(s)" has the meaning set forth in Section 1.9.1 hereof.

        "Bankruptcy Code" has the meaning set forth in Granting Clause (vi) hereof.

        "Beneficiary" has the meaning set forth in the first paragraph of this Deed of Trust.

        "Building" has the meaning set forth in Paragraph B of the Recitals hereof.

        "Buildings" has the meaning set forth in Paragraph B of the Recitals hereof.

        "Cash Management Procedures" means has the meaning set forth in the Loan Agreement.

        "Casualty" has the meaning set forth in Section 1.8.1 hereof.

        "Casualty Property" has the meaning set forth in Section 1.8.2 hereof.

        "Certificates" has the meaning set forth in Paragraph E of the Recitals hereof.

        "Claim(s)" has the meaning set forth in Section 1.12 hereof.

        "Collateral Assignment of Management Agreement" means that certain Collateral Assignment of Management Agreement and Subordination Agreement dated as of the date hereof by and among Grantor, the Manager and Beneficiary.

        "Contracts" has the meaning set forth in Granting Clause (vii) hereof.

        "Debtor" has the meaning set forth in Section 1.17.6 hereof.

        "Deed of Trust" has the meaning set forth in the first paragraph of this document.

        "Default Interest Rate" has the meaning set forth in the Loan Agreement.

        "Defeasance Deposit" has the meaning set forth in the Loan Agreement.

        "Defeasance Period" has the meaning set forth in the Loan Agreement.

        "Due Date" has the meaning set forth in the Loan Agreement.

        "ERISA" has the meaning set forth in the Loan Agreement.

        "Environmental Laws" has the meaning set forth in the Loan Agreement.

        "Event of Default" has the meaning set forth in Article II hereof.

        "Finance Trustee" has the meaning set forth in Paragraph E of the Recitals hereof, being the same meaning ascribed to "Trustee" in the Loan Agreement.

        "Fixtures" has the meaning set forth in Granting Clause (iii) hereof.

        "Grantor" has the meaning set forth in the first paragraph of this Deed of Trust.

        "Guaranty" has the meaning set forth in Section 1.20 hereof.

        "Hazardous Material(s)" has the meaning set forth in the Loan Agreement.

        "Holders" has the meaning set forth in the Loan Agreement.

        "Impositions" has the meaning set forth in Section 1.5.1 hereof.

        "Improvements" has the meaning set forth in Paragraph C of the Recitals hereof.

        "Indebtedness" has the meaning set forth in the Loan Agreement.

        "Indemnitees" has the meaning set forth in Section 1.12 hereof.

        "Individual Property" means any one of the parcels of Land set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit A-6, Exhibit A-7, Exhibit A-8, Exhibit A-9, Exhibit A-10, Exhibit A-11, Exhibit A-12, Exhibit A-13, Exhibit A-14, Exhibit A-15, Exhibit A-16, Exhibit A-17, Exhibit A-18, Exhibit A-19, Exhibit A-20, Exhibit A-21 or Exhibit A-22, and the Building and other Improvements on said parcel and all other Property relating to said parcel, Building and other Improvements.

        "Insurance Proceeds" has the meaning set forth in Section 1.8.2 hereof.

        "Land" has the meaning set forth in Paragraph B of the Recitals hereof.

        "Laws" has the meaning set forth in the Loan Agreement.

        "Leases" has the meaning set forth in Granting Clause (vi) hereof.

        "Lien(s)" has the meaning set forth in Section 1.2.5 hereof.

        "Loan" has the meaning set forth in Paragraph A of the Recitals hereof.

        "Loan Agreement" has the meaning set forth in Paragraph A of the Recitals hereof.

        "Loan Documents" has the meaning set forth in the Loan Agreement.

        "Material Lease" has the meaning set forth in Section 1.20.11.2 hereof.

        "Members" has the meaning set forth in the Loan Agreement.

        "Mortgage Note" has the meaning set forth in Paragraph A of the Recitals hereof.

        "Mortgaged Properties" has the meaning set forth in the Loan Agreement.

        "Net Sales Proceeds" has the meaning set forth in the Loan Agreement.

        "Noteholder" has the meaning set forth in Paragraph A of the Recitals hereof.

        "Notice of Sale" has the meaning set forth in Section 3.5.4 hereof.

        "Obligations" has the meaning set forth in the paragraph beginning with the words "NOW, THEREFORE . . . " on page 1 hereof.

        "Permitted Debt" has the meaning set forth in the Loan Agreement.

        "Permitted Liens"  has the meaning set forth in the Loan Agreement.

        "Permitted Liens and Encumbrances" has the meaning set forth in Section
1.2.5 hereof.

        "Person" has the meaning ascribed to such term in the Loan Agreement.

        "Pooling and Servicing Agreement" has the meaning set forth in the Loan Agreement.

        "Property" has the meaning set forth in the first full paragraph following the heading "GRANTING CLAUSES," on page 2 hereof.

        "Qualified Insurance Company" has the meaning set forth in Section 1.7.2 hereof and "Qualified Insurance Companies" means any two or more insurers constituting a Qualified Insurance Company.

        "Qualified Supervising Professional" means a supervising engineer or architect that is licensed to do business in the State in which the Property is located and has at least five (5) years experience in the supervision of commercial construction projects similar to the work to be supervised.

        "Rating Agencies" has the meaning set forth in the Loan Agreement.

        "Real Property Rights" has the meaning set forth in Granting Clause (ii) hereof.

        "Release Price" has the meaning set forth in the Loan Agreement.

        "Renewal Lease" has the meaning set forth in Section 1.20.11.3 hereof.

        "Rents" has the meaning set forth in Granting Clause (vi) hereof.

        "Restoration" has the meanings set forth in Section 1.8.2 and Section
1.9.3 hereof.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

        "Secured Party" has the meaning set forth in Section 1.17.6 hereof.

        "Securitization" has the meaning set forth in the Loan Agreement.

        "Security Deposits" has the meaning set forth in Section 1.20.11.10 hereof.

        "Security Documents" has the meaning set forth in the Loan Agreement.

        "Servicer" has the meaning ascribed to it in Paragraph E of the Recitals hereof.

        "SPE Member" has the meaning set forth in the Loan Agreement.

        "Taking" has the meaning set forth in Section 1.9.1 hereof.

        "Tenant" has the meaning set forth in Section 1.20.1 hereof.

        "TI Reserve Account" has the meaning set forth in the Loan Agreement.

        "Title Company" has the meaning set forth in Section 1.3 hereof.

        "Title Insurance Policy" has the meaning set forth in Section 1.3 hereof.

        "Trustee" means Commonwealth Land Insurance Company, and its successors and assigns as trustee hereunder.

        "U.C.C." has the meaning set forth in Granting Clause (viii) hereof.

        "U.C.C. Collateral" has the meaning set forth in Section 1.17.1 hereof.

        "Yield Maintenance Payment" has the meaning set forth in the Loan Agreement.




                           [SIGNATURE PAGE TO FOLLOW]

               IN WITNESS WHEREOF, the undersigned has caused this Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing to be duly executed and delivered as of the date first set forth hereinabove.



                                        GRANTOR:

                                        ARDEN REALTY FINANCE III, L.L.C.,
                                        a Delaware limited liability company


                                        By:
                                        Name:
                                        Its:






















                                                This instrument prepared by:

                                                Lee E. Berner, Esq.
                                                Hogan & Hartson L.L.P.
                                                8300 Greensboro Drive
                                                McLean, Virginia 22102

STATE OF CALIFORNIA          )
                             ) ss
COUNTY OF LOS ANGELES        )


               On June 8, 1998, before me ____________________ a notary public, personally appeared _________________________________, personally known to be (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               WITNESS my hand and official seal.




                                            Notary Public


(Seal)

                                    EXHIBIT A

                               Description Of Land

Recording Requested By:
Commonwealth Land Title Insurance
Company


When recorded mail document to:

Hogan & Hartson L.L.P.
Suite 1100
8300 Greensboro Drive
McLean, Virginia 22102

Attention:  Lee E. Berner, Esq.
--------------------------------------------------------------------------------

                                             SPACE ABOVE THIS LINE RESERVED FOR
                                             RECORDER'S USE



TITLE(S)

--------------------------------------------------------------------------------

                 DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

--------------------------------------------------------------------------------